EXHIBIT 10.9

2002 REVOLVING CREDIT AGREEMENT

Dated as of

August 22, 2002

among

THE RYLAND GROUP, INC.,
as the Company,

THE LENDERS NAMED HEREIN

BANK OF AMERICA, N.A.,
as Administrative Agent,

BANK ONE, NA,
as Syndication Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

GUARANTY BANK,
as Documentation Agent,

and

SUNTRUST BANK,
as Managing Agent

BANC OF AMERICA SECURITIES LLC
Sole Lead Arranger and Sole Book Manager

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-ii-

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LIST OF ANNEXES

Annex I	Commitments of the Lenders

Annex II	Guarantors

LIST OF EXHIBITS

Exhibit “A”	Assignment and Assumption

Exhibit “B”	Borrowing Base Certificate

Exhibit “C”	Compliance Certificate

Exhibit “D”	Continuing Guaranty

Exhibit “E”	Note

Exhibit “F-1”	Form of Legal Opinion of Timothy J. Geckle for the Company and Guarantors

Exhibit “F-2”	Form of Legal Opinion of Piper Rudnick LLP for the Company and the Guarantors

Exhibit “G”	Request for Borrowing/Continuation/Redesignation/Letter of Credit

LIST OF SCHEDULES

Schedule 1.1(a)	Existing Investments

Schedule 1.1(b)	Existing Letters of Credit

Schedule 5.4	Subsidiaries and Homebuilding Joint Ventures

Schedule 6.2(g)	Financial Information

Schedule 10.2	Administrative Agent’s Office, Certain Addresses for Notices

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2002 REVOLVING CREDIT AGREEMENT

This 2002 Revolving Credit Agreement (“Agreement”) is dated as of August 22, 2002, by and among THE RYLAND GROUP, INC., a Maryland corporation (the “Company”), the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANK ONE, NA and WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agents (each, in such capacity, a “Syndication Agent”), GUARANTY BANK, as documentation agent (in such capacity, the “Documentation Agent”), and SUNTRUST BANK, as managing agent (in such capacity, the “Managing Agent”), and is made with reference to the facts set forth below.

RECITALS

A.	The Company is primarily engaged in the homebuilding business and developing residential single-family housing projects.

B.	The Company has requested the Lenders to make certain extensions of credit to finance or refinance the acquisition of land and the development and construction of various single-family housing projects, and for general corporate purposes (including the refinancing of all obligations under the Existing Credit Agreement).

C.	The Lenders are willing to make such extensions of credit to the Company on the terms and conditions set forth in this Agreement and in the other Loan Documents.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.1	Defined Terms. As used in this Agreement the following terms shall have the meaning set forth respectively after each:

“Adjusted Consolidated Tangible Net Worth” means, with respect to the Company at any date, the Company’s Consolidated Tangible Net Worth at such date less the Company’s Investments in the Financial Services Segment, determined in accordance with GAAP.

“Administrative Agent” means Bank of America when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Lender” has the meaning set forth in Section 3.13.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 25% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitment” means the aggregate combined Commitments of the Lenders. As of the date of this Agreement, the Aggregate Commitment currently equals $300,000,000, and may decrease as provided in Section 2.11 or increase as provided in Section 2.10.

“Agreement” means this 2002 Revolving Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

“Applicable Rates” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(b):

			LIBOR Margin

			L/C Fee Rate

Pricing Level	Leverage Ratio	Facility Fee Rate	Swing Line Rate Spread

I	< 1.25:1	0.125%	1.300%
II	> 1.25:1 but < 1.50:1	0.125%	1.500%
III	> 1.50:1 but < 1.75:1	0.150%	1.700%
IV	> 1.75:1 but < 2.00:1	0.200%	1.875%
V	> 2.00:1	0.200%	2.150%

The Applicable Rates will be adjusted as of the first Banking Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.2(b), then Pricing Level V shall apply as of the first Banking Day after the date on which such Compliance Certificate was required to have been delivered. For the period beginning on the Closing Date until the first Compliance Certificate is delivered hereunder (provided such

Compliance Certificate is delivered when due in accordance with Section 6.2(b)), the Applicable Rates shall be determined based upon Pricing Level I.

“Approved Fund” means any Fund that is administered or managed by:

(a)	a Lender;

(b)	an Affiliate of a Lender; or

(c)	an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit “A”.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2001, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Authorized Official” means Responsible Official or other person designated in writing by a Responsible Official.

“Bank of America” means Bank of America, N.A. and its successors.

“Banking Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Illinois.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of:

(a)	the Federal Funds Rate plus 0.5%; and

(b)	the Prime Rate.

“Base Rate Loan” means any Loan or portion thereof which is designated as a Base Rate Loan or which is not designated or redesignated by the Company as a LIBOR Loan pursuant to Sections 2.3 or 2.4 and which is not a Swing Line Advance.

“Borrowing” means each of the Loans to be made by the Lenders to the Company as provided in Article II.

“Borrowing Base” has the meaning set forth in Section 2.5(b).

“Borrowing Base Certificate” means a written calculation of the Borrowing Base, substantially in the form of Exhibit “B” attached hereto and made a part hereof, signed by a Responsible

Official of the Company and properly completed to provide all information required to be included thereon.

“Business” has the meaning set forth in Section 5.13(b).

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Cash Equivalents” means:

(a)	securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition;

(b)	time deposits and certificates of deposit of any of the Lenders, or of any domestic or foreign commercial bank which has capital and surplus in excess of $500,000,000 or which has a commercial paper rating meeting the requirements specified in clause (d) below, having maturities of not more than 90 days from the date of acquisition;

(c)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank meeting the qualifications specified in clause (b) above; and

(d)	commercial paper of any Person rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the date of acquisition.

“Closing Date” means the date on which the conditions precedent in Article IV are satisfied in full.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Combined Debt” means, with respect to a Person or segment at a particular date, without duplication, the sum of

(a)	all Funded Debt plus

(b)	all obligations, contingent or otherwise, in respect of Financial L/Cs plus

(c)	all Guarantee Obligations guaranteeing or in effect guaranteeing Funded Debt of another party plus

(d)	all Guarantee Obligations guaranteeing or in effect guaranteeing obligations, contingent or otherwise, in respect of Financial L/Cs,

in each case of such Person and its Subsidiaries or such segment, in each case together with their respective Consolidated Joint Ventures, as at such date, determined on a combined basis in accordance with GAAP.

“Combined Net Income” means, with respect to a Person or segment for any period, the combined net income (or loss) of such Person and its Subsidiaries or such segment, in each case together with their respective Consolidated Joint Ventures, for such period (taken as a cumulative whole), determined on a combined basis in accordance with GAAP.

“Commitment” means, as to each Lender, its obligation to

(a)	make Loans to the Company pursuant to Article II,

(b)	purchase participations in L/C Obligations, and

(c)	purchase participations in Swing Line Advances,

in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Annex I hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Common Stock” means the Company’s common stock, par value $1.00 per share, as the same exists on the date hereof or any other class of stock of the Company the right of which to share in distributions of earnings or assets of the Company is without limit as to amount or percentage.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

“Company” means The Ryland Group, Inc., a Maryland corporation, and its successors and assigns.

“Completed Unit” means a Unit as to which either (or both) of the following has occurred:

(a)	a notice of completion has been filed or recorded in the appropriate real estate records, or

(b)	all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained).

“Compliance Certificate” means a certificate substantially in the form of Exhibit “C”.

“Consolidated Intangibles” means, with respect to any Person at any date, all amounts, determined in accordance with GAAP, included in the Consolidated Net Worth of such Person and attributable to intangibles including

(a)	goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets or

(b)	patents, trademarks and copyrights.

“Consolidated Joint Ventures” means, at any time, real estate joint ventures in which the Company or any of its Subsidiaries has an investment at such time and which are being consolidated in the Company’s consolidated financial statements.

“Consolidated Net Income” means, with respect to a Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries and Consolidated Joint Ventures for such period (taken as a cumulative whole), determined in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any Person at any date, all amounts which would, in accordance with GAAP, be included under shareholders’ equity on a consolidated balance sheet of such Person and its consolidated Subsidiaries and Consolidated Joint Ventures at such date.

“Consolidated Tangible Net Worth” means, with respect to any Person at any date, such Person’s Consolidated Net Worth at such date less such Person’s Consolidated Intangibles at such date.

“Construction in Progress” means Finished Lots:

(a)	for which a final subdivision map has been recorded; and

(b)	upon which construction has commenced, as evidenced by the commencement of excavation for foundations, but has not been completed.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Countrywide “ means Countrywide Home Loans, Inc.

“Countrywide Loan Purchase Agreement” means the Loan Purchase Agreement by and between Ryland Mortgage Company and Countrywide dated as of June 26, 1995, as supplemented, modified, amended, restated or extended from time to time.

“Credit Advance” means any advance, loan or extension of credit to any Person or the purchase of any bonds, notes, debentures or other debt securities of any Person.

“Credit Extension” means each of the following:

(a)	a Borrowing; and

(b)	an L/C Credit Extension.

“Daily Usage” means the sum of

(a)	the aggregate principal balance of the Loans plus

(b)	the aggregate L/C Obligations

outstanding on any day.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender” means any Lender that:

(a)	has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Advances required to be funded by it hereunder within one Banking Day of the date required to be funded by it hereunder,

(b)	has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Banking Days of the date when due, unless the subject of a good faith dispute; or

(c)	has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Designated Event” means the occurrence of any of the following events:

(a)	there shall be consummated any consolidation, share exchange or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s Voting Stock would be converted into cash, securities or other property, other than, in any case, a merger of the Company in which the holders of Voting Stock immediately prior to the merger have 70% or more of the ownership, directly or indirectly, of the Voting Stock of the surviving corporation immediately after the merger;

(b)	there is a report filed by any Person, including Affiliates of the Company (other than the Company, its Subsidiaries, employee stock ownership plans or employee benefit plans of the Company or its Subsidiaries) on Schedule 13D or l4D-l (or any successor schedule, form or report under the Securities Exchange Act of 1934 (the “Exchange Act”)) disclosing that such Person (for the purpose of this definition of “Designated Event” only, the term “Person” shall include a “person” within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3, Rule 13d-5 or any successor rule or regulation promulgated under the Exchange Act) of 30% or more of the Company’s Voting Stock; provided, however, that a Person shall not be deemed the beneficial owner of, or to own beneficially

(1)	any securities tendered pursuant to a tender or exchange offer made on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder or

(2)	any securities if such beneficial ownership

(A)	arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and

(B)	is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act; or

(c)	during any period of 2 consecutive calendar years, individuals who, at the beginning of such period constituted the board of directors of the Company cease for any reason to constitute a majority of the directors of the Company then in office unless such new directors were elected by the directors of the Company who constituted the board of directors of the Company at the beginning of such period.

“Dollars” or “$” means lawful money of the United States.

“EBITDA” means, for any period, without duplication, the sum of the following amounts attributable to such period:

(a)	the Combined Net Income of the Homebuilding Segment;

(b)	cash distributions received by the Company from the Financial Services Segment, determined in accordance with GAAP;

(c)	federal, state and local income and franchise taxes deducted from combined revenues in determining such Combined Net Income;

(d)	depreciation and amortization deducted from combined revenues in determining such Combined Net Income;

(e)	interest expense deducted from combined revenues in determining such Combined Net Income (including, without duplication, previously capitalized interest expense which would be included in “Cost of Goods Sold” and deducted from combined revenues in determining such Combined Net Income on a combined income statement of the Homebuilding Segment in accordance with GAAP);

(f)	other non-recurring non-cash charges and expenses (including net realizable value write-down charges) deducted from combined revenues in determining such Combined Net Income;

less

(1)	any non-recurring non-cash credits included in combined revenues in determining such Combined Net Income; and

(2)	any non-cash equity interest in earnings received by the Company from the Financial Services Segment which was included in combined revenues in determining such Combined Net Income.

“Eligible Assignee” means:

(a)	a Lender;

(b)	an Affiliate of a Lender;

(c)	an Approved Fund; and

(d)	any other Person (other than a natural person) approved by

(1)	the Administrative Agent (such approval not to be unreasonably withheld or delayed), and

(2)	unless an Event of Default has occurred and is continuing, the Company (such approval not to be unreasonably withheld or delayed);

provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Entitled Land” means:

(a)	land where all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained (on a final and unconditional basis) from all applicable Governmental Authorities (other than approvals which are simply ministerial and non-discretionary in nature), in order to develop the land as a residential housing project and construct Units thereon; and

(b)	as to land located in California, land which satisfies the requirements of clause (a) immediately above, and which is subject to a currently effective vesting, tentative map (unless a county or city where the land is located does not grant vesting tentative maps) which has received all necessary approvals (on a final and unconditional basis) by all applicable Governmental Authorities.

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment, as now or may at any time hereafter be in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon

(a)	violation of any Environmental Law,

(b)	the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern,

(c)	exposure to any Materials of Environmental Concern,

(d)	the release or threatened release of any Materials of Environmental Concern into the environment or

(e)	any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as now or from time to time hereafter in effect.

“Event of Default” means any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Existing Credit Agreement” means that certain Revolving Credit Agreement dated as of October 19, 1999, as supplemented and amended, by the Company, Bank of America, as administrative agent, and a syndicate of lenders.

“Existing Letters of Credit” means those Letters of Credit issued by Bank of America under the Existing Credit Agreement or issued by another Lender, all of which are identified in Schedule 1.1(b).

“Extension Notice Date” has the meaning set forth in Section 3.17.

“Facility Fee” has the meaning set forth in Section 3.3.

“Facility Fee Rate” means the applicable per annum percentage set forth in the definition of Applicable Rate.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Banking Day next succeeding such day; provided that

(a)	if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Banking Day as so published on the next succeeding Banking Day, and

(b)	if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Financial L/C” means any letter of credit (other than a Performance L/C) that represents an irrevocable obligation on the part of the issuer:

(a)	to repay money borrowed by or advanced to or for the account of the Company or a Subsidiary; or

(b)	to make payment on account of any indebtedness undertaken by the Company or a Subsidiary, in the event that the Company or Subsidiary fails to fulfill its obligation to the beneficiary.

“Financial Services Segment” means the business segment of the Company and its Subsidiaries engaged in mortgage banking (including the title and escrow businesses), homeowners’ insurance, mortgage servicing, securities issuance, bond administration and management services and related activities, which segment on the date of this Agreement consists principally of the activities of Ryland Mortgage Company and its Subsidiaries but excludes the Limited-Purpose Subsidiaries.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Finished Lots” means lots of Entitled Land as to which:

(a)	a final subdivision map has been recorded;

(b)	all major offsite construction and infrastructure has been completed to local government requirements;

(c)	utilities have been installed to local government requirements; and

(d)	building permits may be pulled and construction commenced without the satisfaction of any further material conditions.

“Fixed Charges” means, for any period, without duplication, the sum of the following amounts:

(a)	interest expense of the Homebuilding Segment for such period (including such interest expense constituting capitalized interest for such period), determined in accordance with GAAP;

(b)	principal payments (excluding balloon payments) on long-term Indebtedness scheduled to be made by the Homebuilding Segment during such period;

(c)	the principal portion of payments in respect of Financing Leases scheduled to be made by the Homebuilding Segment during such period; and

(d)	dividends on any of the Company’s preferred stock paid or payable during such period.

“Foreign Lender” has the meaning set forth in Section 10.14(a).

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means, at any date, all Indebtedness of such Person of the nature referred to in clauses (a), (b), (c), (d), (e) and (g) of the definition of “Indebtedness” at such date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GAAP Value” means, with respect to each property or asset constituting part of the Real Estate Inventory, the book value for such property or asset determined in accordance with GAAP.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of:

(a)	the guaranteeing person; or

(b)	another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (the “primary obligations”) of any third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds

(A)	for the purchase or payment of any such primary obligation or

(B)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,

(C)	to purchase property, securities or services primarily for the purpose of assuring the owner of such primary obligation of the ability of the primary obligor to make payment of such primary obligation or

(D)	otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;

provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee

Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, however, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by the Company in good faith.

“Guarantors” means, collectively, the Subsidiaries listed on Annex II hereto, and each other Person that from time to time executes a Guaranty in favor of the Lenders with respect to the Loans and the other Obligations, and their successors and assigns.

“Guaranty” means a continuing guaranty, substantially in the form of Exhibit “D”, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended, to be executed and delivered by the Guarantors to the Administrative Agent for the benefit of the Lenders.

“Hedge Agreement” means, as to any Person, any swap, cap, collar or similar arrangement entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedge Agreement Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements,

(a)	for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and

(b)	for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Home Proceeds Receivable” means, with respect to the Company or a wholly-owned Subsidiary in the Homebuilding Segment, funds due to the Company or such wholly-owned Subsidiary held at an escrow or title company following the sale and conveyance of title of a Unit to a buyer (including an escrow or title company which is a Subsidiary of the Company).

“Homebuilding Segment” means the business segment of the Company and its Subsidiaries and their respective Consolidated Joint Ventures engaged in the construction and sale of single family attached and unattached dwellings and related activities, including all activities of the Company outside the Financial Services Segment but excluding the Limited Purpose Subsidiaries.

“Improvements” means on and off-site development work, including but not limited to filling to grade, main water distribution and sewer collection systems and drainage system installation, paving, and other improvements necessary for the use of residential dwelling units and as required pursuant to development agreements which may have been entered into with Governmental Authorities.

“Indebtedness” of any Person means, at any date, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)	all indebtedness of such Person for borrowed money;

(b)	all indebtedness of such Person for the deferred purchase price of property or services (other than trade liabilities due 90 days or less from invoice and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices);

(c)	all net obligations of such Person under any Hedge Agreement;

(d)	any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

(e)	all obligations of such Person under Financing Leases;

(f)	all obligations, contingent or otherwise, of such Person in respect of letters of credit, whether or not drawn, and acceptances issued or created for the account of such Person; and

(g)	all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Agreement Termination Value thereof as of such date.

“Indemnified Liabilities” has the meaning set forth in Section 10.5.

“Indemnitees” has the meaning set forth in Section 10.5.

“Insolvency” or “Insolvent” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Payment Date” means:

(a)	as to any Base Rate Loan or Swing Line Advance, the first day of each January, April, July and October to occur while such Loan is outstanding,

(b)	as to any LIBOR Loan having a LIBOR Period of 3 months or less, the last day of such LIBOR Period, and

(c)	as to any LIBOR Loan having an LIBOR Period longer than 3 months, the day which is 3 months after the first day of such LIBOR Period and the last day of such LIBOR Period.

“Investment” means any Credit Advance to, or any contribution to or purchase of stock or other equity securities of, or any purchase of assets constituting a business unit of, any Person,

excluding investments in stock or other equity securities existing on the date of this Agreement and listed on the attached Schedule 1.1(a), and including any investment representing any interest of the Company or any Subsidiary in the retained or undistributed earnings of any Person.

“Issuance Fees” means the fees described in Section 2.9(j).

“Land Under Development” means Entitled Land upon which a final subdivision map has been recorded and upon which construction of Improvements has commenced and is being diligently pursued but has not been completed.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Expiration Date” means the day that is 7 days prior to the Maturity Date then in effect (or, if such day is not a Banking Day, the next preceding Banking Day).

“L/C Fee Rate” means the applicable per annum percentage set forth in the definition of Applicable Rate.

“L/C Fronting Fee” means, with respect to any Letter of Credit, the greater of:

(a)	0.125% of the face amount of the Letter of Credit; and

(b)	$250.

“L/C Issuer” means:

(a)	Bank of America or other Lender with respect to the Existing Letters of Credit; and

(b)	Bank of America or any Lender in its capacity as issuer of Letters of Credit hereunder;

provided that at any one time there are not more than 4 L/C Issuers with respect to outstanding Letters of Credit.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lending Office” means, as to each Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office as a Lender from time to time may notify the Company and the Administrative Agent.

“Letter of Credit” means any letter of credit issued by a L/C Issuer hereunder and includes Existing Letters of Credit. A Letter of Credit may be a Financial L/C or a Performance L/C.

“Letter of Credit Fees” means the fees described in Section 2.9(i).

“Letter of Credit Sublimit” means an amount equal to $150,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Leverage Ratio” means the ratio of

(a)	Combined Debt of the Homebuilding Segment, to

(b)	Adjusted Consolidated Tangible Net Worth.

“LIBOR Banking Day” means any Banking Day on which banks are open for business in London, England and New York, New York and Bank of America is open for business in Chicago, Illinois.

“LIBOR Base Rate” means, with respect to a LIBOR Loan for the relevant LIBOR Period, the rate per annum equal to:

(a)	the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such LIBOR Period) with a term equivalent to such LIBOR Period, determined as of approximately 11:00 a.m., London time, 2 Banking Days prior to the first day of such LIBOR Period, or

(b)	if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such LIBOR Period) with a term equivalent to such LIBOR Period, determined as of approximately 11:00 a.m., London time, 2 Banking Days prior to the first day of such LIBOR Period, or

(c)	if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such LIBOR Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such LIBOR Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m., London time, 2 Banking Days prior to the first day of such LIBOR Period.

“LIBOR Lending Office” means the office or branch of each Lender so designated on such Lender’s Administrative Questionnaire, or such other office or branch of each Lender as it may hereafter designate, by written notice to the Company and the Administrative Agent, as its LIBOR Lending Office.

“LIBOR Loan” means any Loan or portion thereof designated, redesignated or continued by the Company as a LIBOR Loan pursuant to Section 2.3 or 2.4.

“LIBOR Margin” means the applicable per annum percentage set forth in the definition of Applicable Rate.

“LIBOR Period” means, as to each LIBOR Loan, the period commencing on the date specified in the applicable Request for Borrowing, Request for Redesignation or Request for Continuation by the Company pursuant to Section 2.3 or 2.4 and ending 1 month, 2 months, 3 months or 6 months thereafter, as designated by the Company in the applicable Request for Borrowing, Request for Redesignation or Request for Continuation, provided, in each case, that:

(a)	the first day in any LIBOR Period shall be a LIBOR Banking Day;

(b)	any LIBOR Period that would otherwise end on a day that is not a LIBOR Banking Day shall be extended to the next succeeding LIBOR Banking Day unless such LIBOR Banking Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding LIBOR Banking Day; and

(c)	No LIBOR Period shall extend beyond the Maturity Date.

“LIBOR Rate” means, for any LIBOR Period for any LIBOR Loan, the rate (rounded upward, if necessary, to the next 1/100 of 1%) obtained by dividing:

(a)	the LIBOR Base Rate for such LIBOR Period; by

(b)	a percentage equal to 100% minus the Reserve Requirement for such LIBOR Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code (other than precautionary notification of operating leases) or comparable law of any jurisdiction in respect of any of the foregoing.

“Limited-Purpose Subsidiaries” means Subsidiaries included within the Limited-Purpose Subsidiaries Segment.

“Limited-Purpose Subsidiaries Segment” means the business segment of the Company and its Subsidiaries which facilitates, through special-purpose entities created or existing solely for such purpose, the financing of mortgage loans and mortgage backed securities and the securitization of mortgage loans and other related activities.

“Loan” or “Loans” means each of the loans under this Agreement, including the Swing Line Advances.

“Loan Documents” means, collectively, this Agreement, the Notes, the Swing Line Documents, the Guaranty, each Request for Borrowing, Request for Redesignation or Request for Continuation, each L/C Application, each Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by the Company or any of its Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

“Loan Party” means, collectively, the Company and each Guarantor.

“Material Adverse Effect” means a material adverse effect on

(a)	the business or financial condition of the Company and its Restricted Subsidiaries taken as a whole,

(b)	the ability of the Company to perform its obligations under this Agreement and the other Loan Documents to which the Company is a party or

(c)	the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances. materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means August 22, 2005, subject to a one-time extension pursuant to the terms of Section 3.17.

“Model Unit” means a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-use Fee” has the meaning set forth in Section 3.2.

“Non-use Fee Rate” means

(a)	0.30% per annum, if Daily Usage is less than 35% of the Aggregate Commitment for the day in question; or

(b)	0.15% per annum, if Daily Usage is equal to or exceeds 35% of the Aggregate Commitment for the day in question,

in each case calculated on the basis of a year of 365 or 366 days.

“Note” means each of the promissory notes, substantially in the form of Exhibit “E” attached hereto, executed by the Company in favor of the Lenders, as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced (and any promissory note that may be issued in substitution or exchange therefor).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Opinion of Counsel” means the favorable written legal opinions of Timothy J. Geckle, Esq., general counsel to the Company and Piper Rudnick LLP, as counsel to the Company and the Subsidiaries with respect to this Agreement, substantially in the form of Exhibits “F-l” and “F-2” attached hereto, together with copies of all factual certificates upon which such counsel has relied.

“Organization Documents” means:

(a)	with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(b)	with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and

(c)	with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Outstanding Amount” means:

(a)	with respect to Loans and Swing Line Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans and Swing Line Advances, as the case may be, occurring on such date; and

(b)	with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning set forth in Section 10.8.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Performance L/C” means a letter of credit issued by a Lender or other party for the account of the Company or a Subsidiary to a party, as beneficiary, to which the Company, or such Subsidiary owes certain performance obligations in connection with its ordinary course of business real estate development and homebuilding activity (for example, to a municipality, as beneficiary, to support the Company’s or a Subsidiary’s obligation to widen public streets in connection with a residential development project). A direct pay letter of credit to support community improvement bonds associated with the Company’s residential development operations is a Financial L/C and not a Performance L/C.

“Permitted Debt” means, with respect to a Person or segment at a particular date, all Combined Debt of such Person and its Subsidiaries or such segment as at such date, determined on a combined basis in accordance with GAAP, less

(a)	any portion of such Combined Debt that is secured by any asset that would have been included in the Borrowing Base as at such date if such asset were not subject to or encumbered by a Lien and

(b)	any portion of such Combined Debt consisting of Guarantee Obligations guaranteeing or in effect guaranteeing Funded Debt of unconsolidated Affiliates of the Company.

“Person” means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or otherwise.

“Plan” means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Properties” has the meaning set forth in Section 5.13(a).

“Pro Rata Share” means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place as determined by the Administrative Agent) at such time of such Lender’s Commitment divided by the Aggregate Commitment.

“Raw Land” means Raw Land — Entitled and Raw Land — Unentitled.

“Raw Land — Entitled” means land not under development which is Entitled Land.

“Raw Land — Unentitled” means land not under development which is not Entitled Land but which the Company in its reasonable commercial judgment believes it will be able to develop as residential property for its own use and not to be held speculatively.

“Real Estate Inventory” means Construction in Progress, Completed Units (including Model Units), Finished Lots, Land Under Development, Raw Land - Entitled, and Raw Land — Unentitled.

“Regulation D” means Regulation D of the FRB as now or from time to time hereafter in effect and any other regulation issued in substitution therefor.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 241 of ERISA.

“Replacement Lender” has the meaning set forth in Section 3.13.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Borrowing” means a certificate substantially in the form of Exhibit “G”.

“Request for Continuation” means a certificate substantially in the form of Exhibit “G”.

“Request for Redesignation” means a certificate substantially in the form of Exhibit “G”.

“Required Lenders” means, at any time, Lenders then having in excess of 66-2/3% of the Aggregate Commitment or, if the Commitments have been terminated, Lenders then holding in excess of 66-2/3% of the then aggregate unpaid principal amount of the Loans (or participation interests in the Swing Line Advances) and interests (or participation interests) in the reimbursement obligations of the Company with respect to Letters of Credit; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” means, with respect to a LIBOR Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Responsible Official” means any of the chief executive officer or the president of the Company or, with respect to financial matters, the chief financial officer, the chief accounting officer or the treasurer of the Company. With respect to a Guarantor, Responsible Official means any of the chief executive officer, the president or the treasurer of such Guarantor.

“Restricted Payments” has the meaning set forth in Section 7.12.

“Restricted Subsidiary” means any Subsidiary of the Company other than:

(a)	Limited-Purpose Subsidiaries; and

(b)	any Subsidiary that the Required Lenders agree in writing is not to be deemed a Restricted Subsidiary.

“Ryland Financial Division” means all subsidiaries and operations of the Company and its Subsidiaries other than the Homebuilding Segment.

“Ryland Mortgage Company” means Ryland Mortgage Company, an Ohio corporation.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Senior Permitted Debt” means, at any time of determination thereof, the Loans, the L/C Obligations and all Permitted Debt senior to or ranking in equal priority to the Obligations other than Indebtedness which is non-recourse to the Company and its Subsidiaries and, with respect to purchase money Indebtedness, such Indebtedness for which recourse is limited solely to the assets financed with the proceeds of such Indebtedness.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Sold” means, with respect to any item of Real Estate Inventory, that:

(a)	a third party purchase contract has been executed for such item of Real Estate Inventory;

(b)	the third party purchaser of such item of Real Estate Inventory has made a cash deposit for such item (except that up to 1% of Real Estate Inventory at any time may be deemed “Sold” even if such deposit has not been made); and

(c)	such third party purchaser’s obligation to purchase such item of Real Estate Inventory pursuant to such third party purchase contract is not subject to any contingencies other than the contingency that it shall have obtained mortgage financing or that it shall have sold other identified property.

“Specified Debt” means the Company’s Senior Debt Securities issued pursuant to the Company’s Registration Statements on Form S-3 (Registration Nos. 33-50933, 333-03791,

333-31034 and 333-58208) or any successor registration statement and outstanding on the date of this Agreement.

“Subordinated Debt” means:

(a)	Indebtedness of the Company outstanding on the date hereof issued pursuant to the Subordinated Debt Indentures; and

(b)	any other unsecured Indebtedness of the Company that is contractually subordinated in right of payment and otherwise to the Indebtedness hereunder upon terms and conditions consistent with those set forth in the Subordinated Debt Indentures or upon other terms and conditions reasonably satisfactory to the Required Lenders.

“Subordinated Debt Indentures” means the Indenture, dated as of July 15, 1992, between the Company and First Union National Bank, successor to Security Trust Company, N.A., as trustee, pursuant to which the Company’s 8-1/4% Senior Subordinated Notes due April, 2008 were issued, and the Indenture, dated as of June 12, 2001, between the Company and SunTrust Bank, as trustee, pursuant to which the Company’s 9-1/8% Senior Subordinated Notes due June, 2011 were issued.

“Subsidiary” means:

(a)	any corporation of which at least a majority of the outstanding securities of any class or classes (however designated) having ordinary voting power to elect directors of the corporation is owned by the Company or by one or more than one other Subsidiary; and

(b)	any partnership, joint venture or limited liability company in which the Company or any Subsidiary owns at least a majority interest.

Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company and shall exclude any Consolidated Joint Venture.

“Swing Line Advances” means Borrowings initially funded by Bank of America in the manner provided in Section 2.1(h).

“Swing Line Documents” means the promissory note and any other documents executed by the Company in favor of the Swing Line Lender in connection with the Swing Line Advances, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Advances, or any successor swing line lender hereunder.

“Swing Line Rate” means, with respect to any Swing Line Advance for any day, a rate per annum (rounded upwards, if necessary to the next 1/100 of 1%) equal to the higher of:

(a)	the Prime Rate in effect on such day; and

(b)	the Federal Funds Rate on such day plus the applicable Swing Line Rate Spread.

“Swing Line Rate Spread” means the applicable per annum percentage set forth in the definition of Applicable Rate.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender’s net income.

“Third Party L/C” means a letter of credit issued for the account of the Company or a Subsidiary (other than a Letter of Credit issued hereunder). A Third Party L/C may be either a Financial L/C or a Performance L/C.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Unencumbered Real Estate Inventory” means Real Estate Inventory which is not subject to or encumbered by any deed of trust, mortgage, judgment Lien, attachment Lien or any other Lien (other than Liens which have been bonded around so as to remove such Liens as encumbrances against the Real Estate Inventory or Liens which are permitted under clauses (a), (b) or (e) of Section 7.8).

“Unit” means a single family residential housing unit available for sale.

“Unreimbursed Amount” has the meaning set forth in Section 2.9(c)(1).

“Unsold” means, with respect to any item of Real Estate Inventory, that such item of Real Estate Inventory is not Sold.

“Unsold Housing Inventory” means, collectively, Unsold Construction in Progress, Unsold Completed Units and Unsold Model Units.

“Voting Stock” means shares of stock of the Company entitling the holder thereof to vote generally for the election of directors of the Company.

1.2	Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)	The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)	The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)	Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)	The term “including” is by way of example and not limitation.

(e)	The term “or” is disjunctive.

(f)	The term “and” is conjunctive.

(g)	The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(h)	In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

1.3	Accounting Terms.

(a)	All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)	If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (1) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (2) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4	Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5	References to Agreements and Laws. Unless otherwise expressly provided herein:

(a)	references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and

(b)	references to any Law shall include all statutory and regulatory provisions and rulings consolidating, amending, replacing, supplementing or interpreting such Law.

1.6	Exhibits, Schedules and Annexes. All Exhibits, Schedules and Annexes to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended, are incorporated herein by reference.

1.7	Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the L/C Application therefor, whether or not such maximum face amount is in effect at such time.

ARTICLE II
BORROWING PROCEDURES AND LETTER OF CREDIT SUBLIMIT

2.1	Disbursement of Loan Proceeds.

(a)	Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Banking Day immediately preceding the Maturity Date, each Lender severally agrees, according to its Pro Rata Share, to make Loans to the Company in such amounts as the Company may request that do not exceed in the aggregate at any one time outstanding, the Commitment of such Lender (less the Pro Rata Share of such Lender’s L/C Obligations, if any, and Swing Line Advances, if any). Subject to the limitations set forth herein, the Company may borrow, repay and reborrow under each Lender’s Commitment without premium or penalty. In no event shall the Lenders be obligated to make Loans to the Company at any time if, after giving effect to such Loans, the provisions of Section 2.6 would be violated.

(b)	Unless the Administrative Agent otherwise consents, the aggregate amount of each Borrowing (whether a LIBOR Loan or a Base Rate Loan or Swing Line Advance) shall be in an integral multiple of $100,000, but not less than $1,000,000.

(c)	The Loans made by the Lenders pursuant to this Agreement shall be evidenced by each Note.

(d)	A Request for Borrowing shall be irrevocable upon receipt by the Administrative Agent. The Administrative Agent shall not be bound by any preliminary information that it may give the Company concerning a particular LIBOR Rate before it delivers the binding LIBOR Rate notice in accordance with Section 2.3(b) below.

(e)	No more than 6 LIBOR Loans in the aggregate shall be outstanding at any one time.

(f)	The Administrative Agent will notify each Lender of its receipt of a Request for Borrowing by the Company and of the amount of such Lender’s Pro Rata Share of that Borrowing promptly, in time to reasonably enable each Lender to meet its obligations hereunder, upon receipt of such Request for Borrowing.

(g)	Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at such location as is specified by the Administrative Agent by 1:00 p.m., Chicago time, on the date of such Borrowing requested by the Company in funds immediately available to the Administrative Agent. Subject to the provisions of Section 2.7, the proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

(h)	The following procedures shall apply to Swing Line Advances:

(1)	Not later than 1:30 p.m., Chicago time, on the Banking Day on which a proposed Swing Line Advance is to be made, Bank of America must have received a Request for Borrowing requesting that a Swing Line Advance be made on that Banking Day, stating that such Borrowing shall be a Swing Line Advance, and specifying the amount of the requested Swing Line Advance. Each Swing Line Advance shall mature on the date which is 5 Banking Days after the date such Swing Line Advance is made, and in any event on the Maturity Date.

(2)	Upon fulfillment of each of the applicable conditions in Article IV and the condition that the aggregate amount of outstanding Swing Line Advances at no time exceeds the amounts specified in Section 2.1(h)(4), Bank of America shall then make available to the Company by wire transfer in accordance with written instructions provided to Bank of America by the Company, from Bank of America’s funds, the amount of the requested Swing Line Advance.

(3)	Upon the occurrence of any Event of Default, Bank of America shall have the option, which shall be exercisable by Bank of America in its sole discretion, to sell and transfer to each Lender, pursuant to the terms and conditions set forth herein, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in all outstanding Swing Line Advances. Forthwith upon notice from Bank of America to the Lenders that Bank of America has elected to exercise the option set forth in the immediately preceding sentence, Bank of America shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender without recourse and, each Lender shall have deemed to have irrevocably and unconditionally purchased and received, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in all outstanding Swing Line Advances. Each Lender shall promptly (and in any event within 2 Banking Days) pay to the Administrative Agent (for the benefit of Bank of America) in immediately available funds an amount equal to such Lender’s Pro Rata Share of the outstanding principal amount of such Swing Line Advances. The Administrative Agent shall pay all amounts received to Bank of America, which shall apply such amounts to the purchase price of such participations in such Swing Line Advances. Any amount payable to the Administrative Agent (for the benefit of Bank of America) pursuant to this Section 2.l(h)(3) and not paid within 2 Banking Days of the day on which notice of such payment received from the Administrative Agent shall bear interest, payable by such Defaulting Lender, until paid at the Federal Funds Rate. If the Lenders make any payment in respect of Swing Line Advances as contemplated by this Section 2.1(h)(3) and thereafter the Administrative Agent or Bank of America receives a payment on account of any such Swing Line Advance, the Administrative Agent or Bank of America, as appropriate, shall promptly pay to each Lender which funded its participation therein an amount equal to such Lender’s Pro Rata Share thereof. The obligation of each Lender to make payments under this Section 2.1(h)(3) shall be unconditional and irrevocable and shall be made under all circumstances. If any payment received on account of any Swing Line Advance and distributed to a Lender as a participant under this Section 2.1(h)(3) is thereafter recovered from the Administrative Agent or Bank of America in connection with any bankruptcy or insolvency proceeding relating to the Company or otherwise, each Lender which received such distribution shall, upon demand by the Administrative Agent, repay to the Administrative Agent or Bank of America, as applicable, such Lender’s Pro Rata Share of the amount so recovered together with an amount equal to such

Lender’s Pro Rata Share (according to the proportion of (A) the total of such Lender’s required repayment to (B) the total amount so recovered) of any interest or other amount paid or payable by the Administrative Agent or Bank of America in respect of the total amount so recovered.

(4)	Bank of America shall not make any Swing Line Advance pursuant to this Section 2.1(h) if the making of such Swing Line Advance would result in an aggregate amount of Swing Line Advances which are outstanding in excess of $50,000,000.

Swing Line Advances shall be considered Borrowings for all purposes hereunder (including conditions to disbursement but excluding the notice requirement of Section 2.2) subject only to the special reimbursement obligations of the Lenders pursuant to this Section 2.1(h). If Bank of America is excused from its obligation to make a requested Swing Line Advance by this Section 2.1(h)(4), the Company shall still be entitled to obtain the requested Borrowing pursuant to the other provisions of Article II, subject to the conditions applicable to such Borrowings.

2.2	Base Rate Loans. All Loans shall at all times constitute Base Rate Loans unless properly designated or redesignated as LIBOR Loans pursuant to Sections 2.3 or 2.4 or as a Swing Line Advance pursuant to Section 2.1(h). Each request by the Company for a new Base Rate Loan (except for Swing Line Advances) shall be made pursuant to a Request for Borrowing received by the Administrative Agent, at the Administrative Agent’s office, not later than 10:30 a.m., Chicago time, on the date the proposed Base Rate Loan is to be funded to the Company. The Administrative Agent will promptly notify each Lender of its receipt of a Request for Borrowing in accordance with Section 2.1(f).

2.3	LIBOR Loans.

(a)	Each request by the Company for a LIBOR Loan shall be made pursuant to a Request for Borrowing received by the Administrative Agent, at the Administrative Agent’s office, not later than 12:00 noon, Chicago time, at least 3 LIBOR Banking Days before the first day of the applicable LIBOR Period. The Administrative Agent will promptly notify each Lender of its receipt of a Request for Borrowing in accordance with Section 2.1(f).

(b)	At or about 12:00 noon, Chicago time, one LIBOR Banking Day after the LIBOR Banking Day on which the Administrative Agent receives the Company’s Request for Borrowing, the Administrative Agent shall determine the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly give notice of the same to the Company and the Lenders by telephone or telecopier.

(c)	Upon fulfillment of the applicable conditions set forth in Article IV, a LIBOR Loan shall become effective on the first day of the applicable LIBOR Period.

2.4	Redesignation of Borrowings and Continuation of LIBOR Loans.

(a)	If any LIBOR Loan is not repaid on the last day of the applicable LIBOR Period or continued on such date into a subsequent LIBOR Period, such Borrowing automatically shall be redesignated as a Base Rate Loan on such date.

(b)	Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date until one month preceding the Maturity Date, the Company may request that all or a portion of outstanding Base Rate Loans be redesignated as a LIBOR Loan or that any outstanding LIBOR Loan be continued from the current LIBOR Period for such LIBOR Loan into a subsequent LIBOR Period to begin on the last day of such current LIBOR Period, provided that, in the case of either a redesignation of Base Rate Loans as a LIBOR Loan or a continuation of a LIBOR Loan, the LIBOR Period for such LIBOR Loan shall end on or before the Maturity Date.

(c)	Each redesignation of all or a portion of outstanding Base Rate Loans as a LIBOR Loan shall be made pursuant to a written Request for Redesignation. Not later than 12:00 noon, Chicago time, at least 3 LIBOR Banking Days prior to the first day of the applicable LIBOR Period, the Administrative Agent shall have received, at the Administrative Agent’s office, a properly completed Request for Redesignation specifying

(1)	the requested date of redesignation,

(2)	the requested amount of Base Rate Loans to be redesignated as a LIBOR Loan, and

(3)	the requested LIBOR Period.

The Administrative Agent may, in its sole and absolute discretion, permit a Request for Redesignation to be made by telephone (with confirmation sent promptly by telecopier) by the Company.

(d)	Each continuation of an outstanding LIBOR Loan from the current LIBOR Period for such LIBOR Loan into a subsequent LIBOR Period to begin on the last day of such current LIBOR Period shall be made pursuant to a written Request for Continuation. Not later than 12:00 noon, Chicago time, at least 3 LIBOR Banking Days prior to the last day of the current LIBOR Period, the Administrative Agent shall have received, at the Administrative Agent’s office, a properly completed Request for Continuation specifying:

(1)	the LIBOR Loan to be continued; and

(2)	the subsequent LIBOR Period requested.

The Administrative Agent may, in its sole and absolute discretion, permit a Request for Continuation to be made by telephone (with confirmation sent promptly by telecopier) by the Company.

(e)	The Administrative Agent will promptly notify each Lender of its receipt of a Request for Redesignation or a Request for Continuation on the date of timely receipt of a Request for Redesignation or Request for Continuation from the Company. All redesignations shall be made ratably according to the respective outstanding principal amount of the Loans with respect to which the Request for Redesignation was given then held by each Lender.

(f)	Unless all of the Lenders otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Loan continued as or converted into a LIBOR Loan.

(g)	The amount of Base Rate Loans to be redesignated as a LIBOR Loan, and the amount of any outstanding LIBOR Loan to be continued into a subsequent LIBOR Period, shall be an integral multiple of $100,000, but not less than $1,000,000.

(h)	With respect to any redesignation of a Base Rate Loan as a LIBOR Loan or any continuation of an outstanding LIBOR Loan into a subsequent LIBOR Period, no later than 12:00 noon, Chicago time, one LIBOR Banking Day after the LIBOR Banking Day on which the Administrative Agent receives the Company’s Request for Redesignation or Request for Continuation, as the case may be, the Administrative Agent shall determine the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly give notice of the same to the Company and the Lenders by telephone or telecopier.

(i)	Upon fulfillment of the applicable conditions set forth in this Agreement, the redesignation of all or a portion of outstanding Base Rate Loans as a LIBOR Loan shall become effective on the first day of the applicable LIBOR Period and the continuation of an outstanding LIBOR Loan into a subsequent LIBOR Period shall become effective on the last day of the current LIBOR Period for such LIBOR Loan.

(j)	A Request for Redesignation or a Request for Continuation shall be irrevocable upon receipt by the Administrative Agent.

2.5	Calculation of Borrowing Base.

(a)	Within 45 days after the end of each calendar quarter, and at such other times as the Required Lenders may reasonably require or as the Company may determine (but in each case no more often than monthly), the Company shall provide the Administrative Agent with a Borrowing Base Certificate in a form satisfactory to the Administrative Agent showing the Company’s calculations of the components of the Borrowing Base and such data supporting such calculations per Exhibit B or in another form as the Required Lenders may reasonably require. Any change in the Borrowing Base shall be effective upon receipt of a Borrowing Base Certificate. The Required Lenders shall then have a period of 30 days following receipt of a Borrowing Base Certificate to notify the Company of the determination that the Borrowing Base Certificate, as calculated in accordance with the provisions hereof, is incorrect in the Required Lenders’ reasonable judgment. If the Required Lenders fail to so notify the Company within such 30 day period, the Borrowing Base Certificate shall be deemed to be correct. If the Required Lenders so determine, the Borrowing Base shall be recalculated as determined by the Required Lenders as of the date of such determination based upon the reasonable judgment of the Required Lenders.

(b)	Amount of Borrowing Base. As used in this Agreement, the term “Borrowing Base” has the meaning set forth in this Section 2.5(b):

(1)	Except as set forth in Sections 2.5(b)(2) and (3) below, the Borrowing Base shall consist of the Dollar amount equal to the sum of the following Unencumbered Real Estate Inventory owned by the Company or any wholly-

owned Subsidiary in the Homebuilding Segment and Home Proceeds Receivable owned by the Company or any wholly-owned Subsidiary in the Homebuilding Segment:

(A)	Home Proceeds Receivable. 90% of the amount of Home Proceeds Receivable; plus

(B)	Sold Construction in Progress and Sold Completed Units. 90% of the aggregate GAAP Value of Sold Construction in Progress and Sold Completed Units; plus

(C)	Unsold Construction in Progress and Completed Units.

(i)	75% of the aggregate GAAP Value of Unsold Construction in Progress and Unsold Completed Units which have been in an Unsold status for less than 180 days; plus

(ii)	50% of the aggregate GAAP Value of Unsold Construction in Progress and Unsold Completed Units which have been in an Unsold status for 180 days or more but not more than 270 days (for purposes of the Borrowing Base, no value (i.e., a 0% advance rate) shall be attributed to Unsold Construction in Progress and Unsold Completed Units which have been in an Unsold status for more than 270 days); plus

(D)	Finished Lots. 70% of the GAAP Value of Finished Lots; plus

(E)	Land Under Development. 50% of the GAAP Value of the Land Under Development; plus

(F)	Raw Land — Entitled. 25% of the GAAP Value of Raw Land — Entitled;

provided, however, that the amount set forth in clause (F) shall not exceed 10% of the Borrowing Base; and provided further that the sum of

(i)	70% of Finished Lots,

(ii)	50% of Land Under Development and

(iii)	25% of Raw Land Entitled

shall not exceed 40% of the Borrowing Base.

(2)	In calculating the GAAP Value of the classes of Unencumbered Real Estate Inventory listed in Section 2.5(b)(1) above, all of the Unencumbered Real Estate Inventory of the Company or any wholly-owned Subsidiary in the Homebuilding Segment qualifies for inclusion in the Borrowing Base but shall specifically exclude the cost of or investment in any land upon which the Company or such wholly-owned Subsidiary holds a purchase option until such time as the Company or such wholly-owned Subsidiary exercises the option and takes title to such land.

(3)	Only Real Estate Inventory which is Unencumbered Real Estate Inventory may be added to the Borrowing Base. Any Real Estate Inventory that is not Unencumbered Real Estate Inventory shall have no value for purposes of the Borrowing Base (i.e., a 0% advance rate). Furthermore, land in the Real Estate Inventory which is not Entitled Land shall have no value for purposes of the Borrowing Base (i.e., a 0% advance rate). Once Units or any other Real Estate Inventory are sold and conveyed to a buyer, or otherwise cease to be owned by the Company or any wholly-owned Subsidiary that is in the Homebuilding Segment, the applicable advance rate for such asset shall decrease to 0%, and the Company shall not be entitled to have any value for such assets attributed to the Borrowing Base.

2.6	Borrowing Base. The Total Outstandings shall not at any time exceed the lesser of:

(a)	the Aggregate Commitment; or

(b)	the Borrowing Base less the aggregate principal amount of outstanding Senior Permitted Debt of the Homebuilding Segment at such time (exclusive of the outstanding amount of the Total Outstandings).

2.7	Payments by the Lenders to the Administrative Agent.

(a)	Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Banking Day prior to the date of such Borrowing or in the case of a Base Rate Loan upon notice to such Lender of such Base Rate Loan, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Lender’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the date of Borrowing and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall on the Banking Day following such date of Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this clause (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Banking Day following the date of Borrowing, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with accrued interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such

Borrowing. Nothing herein shall prejudice the rights of the Company against such non-funding Lender.

(b)	The failure of any Lender to make any Loan on any date of Borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on such date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any date of Borrowing.

2.8	Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Lender shall immediately

(a)	notify the Administrative Agent of such fact, and

(b)	purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them;

provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (1) the amount of such paying Lender’s required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.6) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

2.9	Letters of Credit.

(a)	The Letter of Credit Commitment.

(1)	Subject to the terms and conditions set forth herein,

(A)	the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.9,

(i)	from time to time on any Banking Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit for the account of the Company or a Guarantor, and to amend or renew Letters of Credit previously issued by it, in accordance with clause (b) below, and

(ii)	to honor drafts under the Letters of Credit; and

(B)	the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or a Guarantor; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension,

(i)	the Total Outstandings would exceed the Aggregate Commitment,

(ii)	the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Advances would exceed such Lender’s Commitment, or

(iii)	the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.

In no event shall any L/C Issuer be obligated to make any L/C Credit Extension at any time if, after giving effect to such L/C Credit Extension, the provisions of Section 2.6 would be violated. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s and the Guarantors’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company and the Guarantors may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(2)	The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)	any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)	[intentionally omitted];

(C)	the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all the Lenders have approved such expiry date;

(D)	the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

(E)	such Letter of Credit is to be denominated in a currency other than Dollars.

(3)	The L/C Issuer shall be under no obligation to amend any Letter of Credit if

(A)	The L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or

(B)	The beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)	Procedures for Issuance and Amendment of Letters of Credit.

(1)	Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company or a Guarantor delivered to the L/C Issuer selected by the Company (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by an Authorized Official of the Company and, in the case of a Letter of Credit issued for the account of a Guarantor, also by an Authorized Official of such Guarantor. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 4:00 p.m., Chicago time, at least 3 Banking Days (or such later date and time as the L/C Issuer and the Administrative Agent each may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. The Company shall be primarily and directly liable for any and all obligations and other liabilities arising in connection with each Letter of Credit issued for the account of a Guarantor. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer:

(A)	the proposed issuance date of the requested Letter of Credit (which shall be a Banking Day);

(B)	the amount thereof;

(C)	the expiry date thereof;

(D)	the name and address of the beneficiary thereof;

(E)	the documents to be presented by such beneficiary in case of any drawing thereunder;

(F)	the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and

(G)	such other matters as the L/C Issuer may require.

In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer:

(A)	the Letter of Credit to be amended;

(B)	the proposed date of amendment thereof (which shall be a Banking Day);

(C)	the nature of the proposed amendment; and

(D)	such other matters as the L/C Issuer may require.

(2)	Promptly after receipt of any L/C Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Company or a Guarantor and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, which confirmation may be relied upon for a period of up to 3 Banking Days following delivery by the Administrative Agent to the L/C Issuer, then, subject to the terms and conditions hereof, the L/C Issuer shall, on or prior to the requested date, issue a Letter of Credit for the account of the Company or a Guarantor or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to:

(A)	the product of such Lender’s Pro Rata Share times

(B)	the amount of such Letter of Credit.

(3)	[Intentionally omitted.]

(4)	Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Guarantor applying for the Letter of Credit, as applicable, and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)	Drawings and Reimbursements; Funding of Participations.

(1)	Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 12:00 noon., Chicago time, on the date of any payment by the L/C Issuer under a Letter of Credit

(each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitment and the conditions set forth in Section 4.2 (other than the delivery by the Company of a Request for Borrowing, a Request for Redesignation or Request for Continuation). If the conditions set forth in the preceding sentence are satisfied by the Company, each Lender severally agrees, according to its Pro Rata Share, to make a Loan to the Company in the amount of the Unreimbursed Amount. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.9(c)(1) shall be in writing.

(2)	Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.9(c)(1) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., Chicago time, on the Banking Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.9(c)(3), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(3)	With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Loan because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Base Rate plus 3% per annum. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.9(c)(2) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.9.

(4)	Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.9(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(5)	Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.9(c), shall be absolute and unconditional and shall not be affected by any circumstance, including:

(A)	any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever;

(B)	the occurrence or continuance of a Default, or

(C)	any other occurrence, event or condition, whether or not similar to any of the foregoing;

provided, however, that each Lender’s obligation to make Base Rate Loans pursuant to this Section 2.9(c) is subject to the conditions set forth in Section 4.2 (other than delivery by the Company of a Request for Borrowing, a Request for Redesignation or Request for Continuation). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(6)	If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.9(c) by the time specified in Section 2.9(c)(2), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (6) shall be conclusive absent manifest error.

(d)	Repayment of Participations.

(1)	At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.9(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(2)	If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.9(c)(1) is required to be returned under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such

Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)	Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(1)	any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(2)	the existence of any claim, counterclaim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(3)	any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(4)	any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(5)	any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any claim against the L/C Issuer and its correspondents for such noncompliance or irregularity unless such notice is given as aforesaid.

(f)	Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the

respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for:

(1)	any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable;

(2)	any action taken or omitted in the absence of gross negligence or willful misconduct; or

(3)	the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application.

The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (1) through (5) of Section 2.9(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)	[Intentionally omitted.]

(h)	Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

(i)	Letter of Credit Fees. The Company agrees to pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a fee (the “Letter of Credit Fee”) computed at the applicable L/C Fee Rate on the average daily face amount of all Letters of Credit outstanding hereunder from time to time. The Letter of Credit Fee shall commence to accrue on the date of this Agreement and shall be payable in arrears on the first day of January, April, July and October of each year, beginning with the first of such dates to occur after the date of this Agreement, on the Maturity Date and upon payment in full of the Obligations. If there is any change in the L/C Fee Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the L/C Fee Rate separately for each period during such quarter that such L/C Fee Rate was in effect.

(j)	Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the Administrative Agent for the account of each L/C Issuer a fronting fee with respect to each Letter of Credit issued by such L/C Issuer in an amount equal to the L/C Fronting Fee. No L/C Fronting Fee shall be payable for the Existing Letters of Credit. In addition, the Company shall pay directly to the Administrative Agent for the account of each L/C Issuer the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. The Company shall pay all fees described in this clause (j) to the Administrative Agent in arrears on the first day of January, April, July and October of each year, beginning with the first of such dates to occur after the date of this Agreement, on the Maturity Date and upon payment in full of the Obligations. All such fees shall be deemed fully earned by the L/C Issuer upon issuance of the relevant Letter of Credit and are nonrefundable.

(k)	Conflict with L/C Application. In the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.

(l)	Number of L/C Issuers; Reports to Administrative Agent.

(1)	In addition to the Administrative Agent, at any one time there may be up to 3 additional L/C Issuers, each of whom must be Lenders.

(2)	Each Lender who acts as a L/C Issuer during any fiscal quarter of the Company must send a report to the Administrative Agent detailing all Letters of Credit issued by such Lender (as L/C Issuer) during that fiscal quarter, together with such other information relating to such Letters of Credit as the Administrative Agent may reasonably request (including bills for all fees, costs and charges described in clause (j) above). Such reports and bills are due by the 2nd day of each month following the end of each fiscal quarter of the Company, commencing on October 2, 2002.

(m)	Letters of Credit Issued by Each L/C Issuer. A L/C Issuer (other than the Administrative Agent) may refuse to issue a Letter of Credit otherwise permitted under this Agreement if, by issuing such Letter of Credit, the aggregate undrawn amount of Letters of Credit issued by such L/C Issuer would exceed 35% of the Letter of Credit Sublimit.

2.10	Increase of Commitments.

(a)	Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests) that will not result in the Aggregate Commitment under this Agreement exceeding $400,000,000 less the aggregate amount of reductions to the Commitments made pursuant to Section 2.11. The Company may (in consultation with the Administrative Agent) accomplish such an increase by doing either or both of the following:

(1)	inviting one or more Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel; or

(2)	requesting the Lenders to increase the amount of the Aggregate Commitments in accordance with the procedure set forth in clause (b).

(b)	If the Company (in consultation with the Administrative Agent) requests that the Lenders increase the amount of the Aggregate Commitments, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Banking Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Company and each Lender of the Lender’s responses to each request made hereunder.

(c)	If the Aggregate Commitment is increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an Authorized Official of such Loan Party

(1)	certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and

(2)	in the case of the Company, certifying that, before and after giving effect to such increase,

(A)	the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(a) and (b), and

(B)	no Default exists.

The Company shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.10) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

(d)	This Section supercedes any provisions in Sections 2.8 and 10.1 to the contrary.

2.11	Voluntary Termination or Reduction of Commitments. The Company may, upon not less than 5 Banking Days’ prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding amount of the Loans plus the L/C Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section 2.11, the Commitments may not be increased, except pursuant to Section 2.10. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued fees (including Non-use Fees and Facility Fees) to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

ARTICLE III
PAYMENTS AND FEES

3.1	Principal and Interest.

(a)	Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein both before and after default and before and after maturity and judgment. Upon any partial prepayment or redesignation of outstanding Base Rate Loans, interest accrued to but not including the date of such prepayment or redesignation shall be payable on the next following Interest Payment Date. Upon any partial prepayment or payment in full or redesignation or conversion of any LIBOR Loan, or upon any payment or redesignation in full of all outstanding Base Rate Loans, interest accrued to but not including the date of such prepayment, payment, redesignation or conversion shall be payable on the next following Interest Payment Date.

(b)	Interest on each Base Rate Loan shall be computed on the basis of a year of 365 or 366 days and the actual number of days elapsed, at the Base Rate times the total principal balance outstanding under each Note. Interest accrued on each Base Rate Loan shall be payable on each Interest Payment Date, commencing with the first such date to occur after the Closing Date. The Administrative Agent shall use its best efforts to notify the Company of the amount of interest due on each Interest Payment Date, but failure of the Administrative Agent to do so shall not excuse payment of such interest when payable. Except as otherwise provided in Section 3.6, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Base Rate.

(c)	Interest on each LIBOR Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest accrued on each LIBOR Loan shall be payable on each Interest Payment Date. The Administrative Agent shall use its best efforts to notify the Company of the amount of interest so payable prior to each such date, but failure of the Administrative Agent to do so shall not excuse payment of such interest when payable. The unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR Rate for that LIBOR Loan plus the applicable LIBOR Margin.

(d)	Interest on each Swing Line Advance shall be computed on the basis of a year of 365 or 366 days and the actual number of days elapsed. Interest accrued on each Swing Line Advance shall be payable on each Interest Payment Date. The Administrative Agent shall use its best efforts to notify the Company of the amount of interest so payable prior to each such date, but failure of the Administrative Agent to do so shall not excuse payment of such interest when payable. The unpaid principal amount of any Swing Line Advance shall bear interest at a rate per annum equal to the Swing Line Rate for that Swing Line Advance.

(e)	If not sooner paid, the principal indebtedness evidenced by each Note shall be payable as follows:

(1)	subject to the applicable provisions of Section 2.4 of this Agreement providing for automatic redesignation of Borrowings and the continuation of LIBOR Loans into a subsequent LIBOR Period upon compliance with Section 2.4, the principal amount of each LIBOR Loan shall be payable on the last day of the LIBOR Period for such LIBOR Loan if such LIBOR Loan is not redesignated or continued pursuant to Section 2.4;

(2)	the amount, if any, by which the principal indebtedness evidenced by each Note at any time exceeds the applicable Lender’s Commitment shall be payable immediately;

(3)	the amount of each payment required pursuant to Section 3.16 shall be payable immediately, except that if no Default or Event of Default has occurred and is continuing, such payment may be held as cash collateral, at the request of the Company, and applied to the Loans at the end of any LIBOR Period with respect thereto;

(4)	all outstanding Loans shall be payable on the Maturity Date; and

(5)	the principal amount of each Swing Line Advance shall be payable on the fifth Banking Day after the date such Swing Line Advance was made, and in any event on the Maturity Date. In the event that any Swing Line Advance is not repaid by the Company (including a repayment made with the proceeds of a Base Rate Loan or a LIBOR Loan obtained by the Company under the terms of this Agreement) in immediately available funds prior to 12:00 noon, Chicago time, on such fifth Banking Day, the Administrative Agent shall, on behalf of the Company (which hereby irrevocably directs the Administrative Agent to act on its behalf), promptly request the Lenders to make a Base Rate Loan on the such Banking Day in an amount equal to the unpaid principal amount of such Swing Line Advance. Unless any Event of Default shall have occurred (in which case the provisions of Section 2.1(h)(3) shall apply), each Lender shall make the amount of its Pro Rata Share of such Base Rate Loan available to the Administrative Agent for the account of Bank of America at the office of the Administrative Agent set forth below its signature hereto by 2:00 p.m., Chicago time, on such Banking Day in funds immediately available to the Administrative Agent. The proceeds of such Base Rate Loan shall be immediately applied to the payment of such Swing Line Advance.

(f)	Each Note may, at any time and from time to time, be paid or prepaid in whole or in part, provided that:

(1)	any partial prepayment shall be an integral multiple of $100,000;

(2)	any partial prepayment shall be in an amount not less than $1,000,000; and

(3)	any payment or prepayment of all or any part of any LIBOR Loan on a day other than the last day of the applicable LIBOR Period shall be made on a LIBOR Banking Day, shall be preceded by at least 5 LIBOR Banking Days written notice to the Administrative Agent of the date and amount of such payment or payments, and shall be subject to the indemnification requirements of Section 3.10.

In addition, if at any time the amount of any LIBOR Loan is reduced (by payment, prepayment or conversion of a part thereof) to an amount less than $1,000,000, such LIBOR Loan shall automatically convert into a Base Rate Loan, and on and after such date the right of the Company to continue such Borrowing as a LIBOR Loan shall terminate.

3.2	Non-use Fee. For the period commencing on the date of this Agreement and ending on the earlier of (i) the termination of the Commitments or (ii) the Maturity Date, the Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a non-use fee (the “Non-use Fee”), computed daily at the rate of

(a)	the applicable Non-use Fee Rate times

(b)	the difference between

(1)	the Aggregate Commitment in effect on such day, and

(2)	the Daily Usage for such day.

The Non-use Fee shall be calculated on a daily basis but payable in arrears on the first day of each July, October, January and April, respectively, except that upon payment of each Note in full, the Non-use Fee accrued to the date of payment shall be payable on the date of payment.

3.3	Facility Fee. For the period commencing on the date of this Agreement and ending on the earlier of (i) the termination of the Commitments and payment of all outstanding Obligations in full or (ii) the Maturity Date, the Company shall pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”), computed on the basis of a year of 360 days and the actual number of days, payable at the Facility Fee Rate times the amount of the Commitment (whether used or unused) of such Lender. The Facility Fee owing to each Lender under this Section 3.3 shall be payable quarterly in arrears on the first day of each January, April, July and October of each year.

3.4	Up-front Fees. The Company shall pay to the Administrative Agent for the account of each Lender an up-front fee in the amount set forth in letter agreements between each Lender and the Arranger and advised by the Arranger to the Company. Such up-front fees are payable in full on the Closing Date and are fully earned and nonrefundable.

3.5	Other Fees. The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified as heretofore agreed upon by letter agreement between the Company, the Administrative Agent and the Arranger, as well as the other fees provided for herein. Such fees shall be fully earned when paid and nonrefundable.

3.6	Late Payments. Should any amount of principal or other amount payable under any Loan Document to the Lenders not be paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate plus 3% per annum, to the fullest extent permitted by applicable Law.

3.7	Taxes. All payments payable to the Lenders hereunder or with respect to the Loan Documents shall be made to the Lenders without deductions for any Taxes or Other Taxes except to the extent the Company is required by any Law or Governmental Authority to withhold and except in accordance with Section 10.14 to the extent, if any, that such amounts are required to be withheld by the Administrative Agent under the laws of the United States of America or any other applicable taxing authority. In the event of any such withholding then the Company will pay such amount as shall cause the Lenders to receive an amount which they would have received except for such withholding (and an amount equal to any tax due on such additional amount).

3.8	Illegality.

(a)	If any Lender determines that the introduction after the date hereof of any Requirement of Law, or any change after the date hereof in any Requirement of Law or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make LIBOR Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of that Lender to make LIBOR Loans shall be suspended until the Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

(b)	If a Lender determines that it is unlawful to maintain any LIBOR Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.10, either on the last day of the LIBOR Period thereof, if the Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Loan. If the Company is required to so prepay any LIBOR Loan, then concurrently with such prepayment, the Company may, at its option, borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

(c)	If the obligation of any Lender to make or maintain LIBOR Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Administrative Agent, that all Loans which would otherwise be made by the Lender as LIBOR Loans shall be instead Base Rate Loans.

(d)	Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

3.9	Increased Costs and Reduction of Return.

(a)	If any Lender determines that, due to either

(1)	the introduction after the date hereof of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate or in respect of the assessment rate payable by any Lender to the FDIC for insuring U.S. deposits) in or in the interpretation after the date hereof of any law or regulation or

(2)	the compliance by that Lender with any guideline imposed or request made by any central bank or other Governmental Authority after the date hereof (whether or not having the force of law),

there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)	If any Lender shall have determined that

(1)	the introduction after the date hereof of any Capital Adequacy Regulation,

(2)	any change after the date hereof in any Capital Adequacy Regulation,

(3)	any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or

(4)	compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation described in clauses (1) through (3) above,

affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

3.10	Funding Indemnification. If any payment of a LIBOR Loan occurs on a date which is not the last day of the LIBOR Period, whether because of acceleration, prepayment or otherwise, or if, for any reason other than default by one or more of the Lenders, a LIBOR Loan is requested and subsequently cancelled or is otherwise not made or continued as a LIBOR Loan, or a Base Rate Loan is not redesignated as a LIBOR Loan on the date specified by the Company, the Company will indemnify and hold harmless each Lender from and against any loss, damage, expense or cost incurred by such Lender resulting therefrom, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (collectively, “Funding Indemnification Costs”). In addition to the Funding Indemnification Costs described in the preceding sentence, if the Company gives notice that it intends to prepay a LIBOR Loan on a date which is not the last day of a LIBOR Period, the Company will indemnify and hold harmless each Lender from Funding Indemnification Costs resulting from any failure by the Company to prepay on the date set forth in such notice. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. The Company shall pay to the

Administrative Agent for the account of each Lender the amount required to indemnify such Lender within 15 days after written certification by such Lender of such loss, damage, expense or cost (which certification shall be delivered by such Lender to the Administrative Agent for delivery to the Company). Determination of amounts payable under this Section in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such LIBOR Loan, whether in fact that is the case or not.

3.11	Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested LIBOR Period with respect to a proposed LIBOR Loan, or that the LIBOR Rate applicable pursuant to Section 3.1(c) for any requested LIBOR Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Borrowing, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans, as the case may be, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Request for Borrowing or Request for Redesignation of Borrowing then submitted by it. If the Company does not revoke such a request, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans. As of the date of this Agreement, no Lender has made the determination or is aware of the conditions referenced in the first sentence of this Section 3.11.

3.12	Certificate of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and the basis for such calculation and claim, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

3.13	Substitution of Lenders. Upon the receipt by the Company from any Lender (an “Affected Lender”) of a claim for compensation under Section 3.9 or, to the extent such problem affects less than the Required Lenders, notice of a Lender’s inability to fund LIBOR Loans under Section 3.8 or determine LIBOR rates under Section 3.11, the Company may:

(a)	request the Administrative Agent to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender’s Loans and Commitment (a “Replacement Lender”); or

(b)	request one or more of the other Lenders to acquire and assume all or part of such Affected Lender’s Loans and Commitment; or

(c)	designate a Replacement Lender.

Any such designation of a Replacement Lender under clause (a) or (c) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and shall provide that the Affected Lender will receive payment in immediately available funds on the date of replacement of an amount equal to 100% of the outstanding principal amount of that portion of such Affected Lender’s Loans being acquired or assumed, together with all interest accrued thereon to the date of replacement, and all amounts, if any, due at the date of replacement to such Affected Lender under Section 3.9.

3.14	Survival. The agreements and obligations of the Company in this Article III shall survive the payment in full of all Obligations and the termination of this Agreement.

3.15	Manner and Treatment of Payments. The amount of each payment hereunder or on each Note shall be made to the Administrative Agent for the account of each applicable Lender in immediately available funds on the day of payment (which must be a Banking Day). Any payment received after 2:00 p.m., Chicago time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be promptly paid by the Administrative Agent to the applicable Lender(s) in immediately available funds (and any such payment not remitted on the same Banking Day that it is deemed received by the Administrative Agent shall thereafter be payable by the Administrative Agent to the applicable Lender(s) together with interest at the overnight Federal Funds Rate, as such rate is reasonably determined by the Administrative Agent). Whenever any payment to be made hereunder or on each Note is due on a day that is not a Banking Day, payment shall be made on the next succeeding Banking Day, provided that the extension shall be included in the computation of interest owing on the next following Interest Payment Date. Any payment of the principal of any LIBOR Loan shall be made on a LIBOR Banking Day, as applicable.

3.16	Mandatory Prepayment.

(a)	In the event that the Total Outstandings at any time exceed the limitations specified in Section 2.6 (whether because of the outstanding amount of the Total Outstandings or because of other outstanding Senior Permitted Debt not arising under this Agreement), the Company shall immediately make a prepayment of the Loans in such amount as is necessary to cause the Total Outstandings to comply with the limitations of Section 2.6.

(b)	In the event that the L/C Obligations at any time exceed

(1)	the Borrowing Base less

(2)	the aggregate principal amount of outstanding Senior Permitted Debt of the Homebuilding Segment (including the aggregate principal amount of outstanding Loans, but exclusive of the L/C Obligations), the Company shall immediately upon demand by the Administrative Agent deposit with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to such excess. Such cash shall be deposited in an interest bearing account with the Administrative Agent as to which the Company shall have no right of withdrawal except as provided below.

(c)	At such time as

(1)	the Borrowing Base less

(2)	the aggregate principal amount of outstanding Senior Permitted Debt of the Homebuilding Segment (including the aggregate principal amount of outstanding Loans, but exclusive of the L/C Obligations)

once again equals or exceeds the outstanding L/C Obligations, and provided no other Event of Default has occurred and is continuing and the Company is otherwise in compliance with this Agreement, the amount so deposited by the Company in such restricted account with the Administrative Agent, together with any interest accrued thereon, shall be immediately remitted to the Company.

3.17	Maturity Date Extension Option.

(a)	Not earlier than 120 days prior to, nor later than 60 days prior to the Maturity Date, the Company may, upon written notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date (the date such written notice is received by the Administrative Agent being the “Extension Notice Date”). Such notice, once given to the Administrative Agent, is irrevocable by the Company. Subject to the Company’s compliance with each of the conditions set forth in this Section 3.17, each Lender agrees to so extend the Maturity Date.

(b)	This is a one-time option permitting only one extension of the Maturity Date.

(c)	As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of each Loan Party (an “Extension Certificate”) dated as of the Extension Notice Date signed by an Authorized Official of such Loan Party

(1)	certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and

(2)	in the case of the Company, certifying that, before and after giving effect to such extension,

(A)	the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Notice Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(a) and (b), and

(B)	no Default or Event of Default exists.

(d)	As a further condition precedent to such extension, the Company shall deliver to the Administrative Agent an Extension Certificate dated as of the Maturity Date (before extension) signed by an Authorized Official of each Loan Party.

(e)	In connection with such extension of the Maturity Date, the Company shall pay to the Administrative Agent for the account of each Lender, on the Maturity Date, an extension fee in an amount equal to 0.25% of the Aggregate Commitment in effect on the Maturity Date.

(f)	This Section supercedes any provisions in Section 10.1 to the contrary.

3.18	Limitation on Additional Amounts, Etc. Notwithstanding anything to the contrary contained in Section 3.7 or 3.9, unless a Lender gives notice to the Company that the Company is obligated to pay an amount under any such Section within 180 days after the later of

(a)	the date such Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or

(b)	the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense, or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Company pursuant to said Section 3.7 or 3.9, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Company that the Company is obligated to pay the respective amounts pursuant to Section 3.7 or 3.9, as the case may be.

3.19	Payments Generally.

(a)	All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s office in Dollars and in immediately available funds not later than 1:00 p.m., Chicago time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m., Chicago time, shall be deemed received on the next succeeding Banking Day and any applicable interest or fee shall continue to accrue.

(b)	If any payment to be made by the Company shall come due on a day other than a Banking Day, payment shall be made on the next following Banking Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)	Unless the Company or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(1)	if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at a rate per annum equal to the Federal Funds Rate from time to time in effect; and

(2)	if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Company to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

(d)	If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)	The obligations of the Lenders hereunder to make Base Rate Loans and LIBOR Loans and to fund participations in Letters of Credit and Swing Line Advances are several and not joint. The failure of any Lender to make any Base Rate Loan or LIBOR Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Base Rate Loan or LIBOR Loan or purchase its participation.

(f)	Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)	All fees arising under or in connection with this Agreement which have not previously been paid and which were due and payable on or prior to the Maturity Date or the date on which the Commitments were terminated shall be payable on the earlier of the Maturity Date or the termination of the Commitments.

ARTICLE IV
CONDITIONS

4.1	Conditions to First Extension of Credit. The obligation of the Lenders to make the first extension of credit hereunder, whether in the form of a Borrowing or the issuance of a Letter of Credit by the L/C Issuer, is subject to the following conditions precedent (any one or more of which the Lenders may waive in their sole discretion):

(a)	The Administrative Agent shall have received the following original executed documents (in form and substance satisfactory to the Administrative Agent and legal counsel for the Administrative Agent in sufficient number for the Administrative Agent and each Lender):

(1)	this Agreement;

(2)	each Note;

(3)	the Guaranty;

(4)	the Opinion of Counsel;

(5)	a certified copy of resolutions of the board of directors of the Company authorizing the execution of the Loan Documents, together with an incumbency certificate executed by the corporate secretary of the Company;

(6)	a certified copy of resolutions of the board of directors of each Guarantor authorizing the execution of the Guaranty, together with an incumbency certificate executed by the corporate secretary of each Guarantor;

(7)	a Borrowing Base Certificate calculated as of June 30, 2002, showing the Company to be in compliance with Sections 2.6 and 7.4; and

(8)	such other agreements, instruments and documents as any Lender shall reasonably request.

(b)	The Administrative Agent shall have received evidence satisfactory to the Administrative Agent and legal counsel to the Administrative Agent that the Company has been duly incorporated, validly exists and is in good standing under the laws of the State of Maryland, is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, and has all requisite power and authority to conduct its business and to own and lease its properties.

(c)	The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that all Indebtedness (other than the Existing Letters of Credit) under the Existing Credit Agreement shall have been simultaneously paid in full and such agreement shall have been terminated.

(d)	The Company shall have paid all fees due hereunder which have been invoiced.

4.2	Conditions for Subsequent Extensions of Credit. The obligation of the Lenders to make any extension of credit hereunder (including the first and any subsequent extension of credit but excluding any redesignation or continuation of any Loan that does not increase the amount of such Loan and also excluding any L/C Borrowing with respect to a Letter of Credit), whether in the form of a Borrowing or the issuance of a Letter of Credit by a L/C Issuer, is subject to the following conditions precedent:

(a)	the representations and warranties contained in Sections 5.1 through 5.16, inclusive, as of the latest reporting required under this Agreement, shall be correct in all material respects on and as of the date of the Borrowing, or the issuance of the Letter of Credit, as the case may be, as though made on and as of that date (except with respect to representations and warranties which expressly relate to an earlier date); and

(b)	no Default or Event of Default shall have occurred and be continuing.

In the case of a Borrowing, or redesignation or continuation thereof, the Company shall, at its sole expense, deliver or cause to be delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a Request for Borrowing, a Request for Redesignation or a Request for Continuation, as applicable.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Lender that:

5.1	Incorporation, Qualification, Powers and Capital Stock. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company has all requisite power and authority to conduct its business and to own and lease its properties.

5.2	Execution, Delivery and Performance of Loan Documents.

(a)	The Company has all requisite power and authority to execute and deliver, and to perform all of its obligations under, the Loan Documents.

(b)	Each Guarantor has all requisite power and authority to execute and deliver, and to perform all of its obligations under, the Guaranty.

(c)	The execution and delivery by the Company of, and the performance by the Company of each of its obligations under, each Loan Document to which it is a party and the execution and delivery by each Guarantor of, and the performance by each Guarantor of each of its obligations under, the Guaranty, have been duly authorized by all necessary action and do not and will not:

(1)	require any consent or approval not heretofore obtained of any stockholder, security holder or creditor of the Company, any Subsidiary or any Guarantor;

(2)	violate any provision of the certificate of incorporation or bylaws of the Company or any Guarantor or any provision of the articles or certificate of incorporation, bylaws or partnership agreement of any Subsidiary;

(3)	result in or require the creation or imposition of any Lien, claim or encumbrance (except to the extent that any Lien is created under this Agreement) upon or with respect to any property now owned or leased or hereafter acquired by the Company, any Subsidiary or any Guarantor;

(4)	violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company, any Subsidiary or any Guarantor; or

(5)	result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material Contractual Obligation of the Company, any Subsidiary or any Guarantor.

(d)	The Company, each Subsidiary and each Guarantor is not in default under any Law, order, writ, judgment, injunction, decree, determination, award, indenture, agreement,

lease or instrument described in Section 5.2(c)(4) or 5.2(c)(5) above, in any respect that is materially adverse to the interests of any Lender, or that could materially impair the ability of the Company, its Subsidiaries and each Guarantor taken as a whole to perform its obligation under the Loan Documents, as applicable, or that has a Material Adverse Effect.

(e)	No authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Authority not heretofore obtained is or will be required under applicable Law to authorize or permit the execution and delivery by the Company or any Guarantor of, and the performance by the Company or any Guarantor of all of its obligations under, the Loan Documents.

(f)	Each of the Loan Documents to which the Company is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Company, and the Guaranty, when executed and delivered, will constitute the legal, valid and binding obligations of each Guarantor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally or equitable principles relating to the granting of specific performance or other equitable remedies as a matter of judicial discretion.

5.3	Compliance with Laws and Other Requirements. The Company is in compliance in all material respects with all Laws and other requirements applicable to its business and has obtained all material authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all material filings, registrations or qualifications with, any Governmental Authority that is necessary for the transaction of its business except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

5.4	Subsidiaries.

(a)	Schedule 5.4 hereto correctly sets forth the names and jurisdictions of incorporation or formation of all Subsidiaries and real estate joint ventures in which the Company or any of its Subsidiaries has an investment as of the date of this Agreement, and the Subsidiaries that, as of the date of this Agreement, are Restricted Subsidiaries are designated as such on Schedule 5.4. Except as described in Schedule 5.4, the Company does not own any capital stock or ownership interest in any Person other than the Subsidiaries and real estate joint ventures (including limited liability companies and partnerships) in which the Company or any Subsidiary within the Homebuilding Segment participates. All outstanding shares of capital stock or ownership interests, as the case may be, of each Subsidiary and each such real estate joint venture that are owned by the Company or any Subsidiary are

(1)	owned of record and beneficially by the Company or by one or more Subsidiaries, free and clear of all Liens, claims, encumbrances and rights of others, and are

(2)	duly authorized, validly issued, fully paid, nonassessable (except for capital calls or contribution requirements in connection with ownership interests in such real estate joint ventures), and issued in compliance with all applicable state and federal securities and other Laws.

The Company may update Schedule 5.4 from time to time by sending written notice to the Administrative Agent.

(b)	Each Restricted Subsidiary is a corporation, partnership or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation. Each Restricted Subsidiary is duly qualified to do business as, and is in good standing as, a foreign corporation, partnership or limited liability company in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Each Restricted Subsidiary has all requisite power and authority to conduct its business and to own and lease its properties

(c)	Each Restricted Subsidiary is in compliance in all material respects with all Laws and other requirements applicable to its business and has obtained all material authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all material filings, registrations or qualifications with, any Governmental Authority that are necessary for the transaction of its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.5	Financial Statements of the Company and its Consolidated Subsidiaries. The consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 2001 and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2002 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Official, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP throughout the periods involved (except as approved by such accountants or Responsible Official, as the case may be, and as disclosed therein and except the quarterly statements are unaudited and do not include footnotes as would be required for audited financial statements).

5.6	No Material Adverse Change. There has been no material adverse change in the condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, from the financial condition of the Company and the Subsidiaries, taken as a whole, since December 31, 2001 which would reasonably be expected to have a Material Adverse Effect, and the Company and the Subsidiaries, taken as a whole, do not have any material liability incurred outside of the ordinary course of business or, to the best knowledge of the Company, material contingent liability not reflected or disclosed in the financial statements or notes thereto described in Section 5.5 (or, to the extent that financial statements have been delivered pursuant to Section 6.1, in the most recently delivered financial statements), or otherwise disclosed to the Administrative Agent in writing.

5.7	Tax Liability. The Company and each Subsidiary have filed all tax returns (federal, state and local) required to be filed by them and have paid all material taxes shown thereon to be due and all property taxes due, including interest and penalties, if any. To the best knowledge of the Company, there does not exist any substantial likelihood that any Governmental Authority will successfully assert a tax deficiency against the Company or any Subsidiary that is material to the Company and the Subsidiaries, taken as a whole, that has not been adequately reserved against in the financial statements described in Section 5.5 (or, to the extent that financial statements have been delivered pursuant to Section 6.1, in the most recently delivered financial statements). The Company and each Subsidiary have established and is maintaining adequate reserves for tax liabilities, if any, sufficient to comply with GAAP.

5.8	Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary, or any property of the Company or any Restricted Subsidiary, before any Governmental Authority in which there is a reasonable possibility of a decision adverse to the Company or a Restricted Subsidiary and which, if determined adversely to the Company or the Restricted Subsidiary, could reasonably be expected to have a Material Adverse Effect.

5.9	ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits to an extent which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA in an amount which could reasonably be expected to have a Material Adverse Effect if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Company or any Commonly Controlled Entity, no such Multiemployer Plan for which the Company or any Subsidiary could reasonably be expected to have a material liability is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $5,000,000.

5.10	Regulations U and X; Investment Company Act. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the meanings of Regulation U of the FRB. No part of the Loans or the Letters of Credit will be used to purchase or carry any margin stock, or to extend credit to others for that purpose, or for any purpose that violates the provisions of Regulations U or X of the FRB. Neither the Company

nor any Subsidiary is or is required to be registered under the Investment Company Act of 1940.

5.11	No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

5.12	Ownership of Property; Liens. Each of the Company and its Restricted Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property, except for defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien except as permitted by Section 7.8. Each of the Company and its Restricted Subsidiaries has good record and marketable title in fee simple to all Real Estate Inventory included in the Borrowing Base, except for defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

5.13	Environmental Matters. Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)	To the knowledge of the Company, the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which

(1)	constitute or constituted a violation of, or

(2)	could reasonably be expected to give rise to liability under, any Environmental Law.

(b)	To the knowledge of the Company, the Properties and all operations at the Properties are in compliance, and, to the extent of the Company’s and its Subsidiaries’ involvement with the Properties, have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the “Business”).

(c)	Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)	To the knowledge of the Company, Materials of Environmental Concern have not been transported or disposed of from the Properties while owned or operated by the Company or any of its Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(e)	No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f)	To the knowledge of the Company, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of, or in amounts or in a manner that could reasonably give rise to liability under, Environmental Laws.

5.14	Borrowing Base. The aggregate principal amount of outstanding Senior Permitted Debt of the Homebuilding Segment does not exceed the Borrowing Base.

5.15	Borrowing Base Components. At any time of determination thereof, the value of any component of Real Estate Inventory used to calculate the Borrowing Base does not exceed the GAAP Value of such component of Real Estate Inventory.

5.16	Purpose of Loans. The proceeds of the Loans shall be used by the Company for working capital purposes, to make purchases and investments permitted hereunder and to repay indebtedness under the Existing Credit Agreement.

ARTICLE VI
AFFIRMATIVE COVENANTS OF THE COMPANY

     As long as any Note remains unpaid or any other Obligation remains outstanding or any Commitment or any Letter of Credit remains in effect, unless the Required Lenders otherwise consent in writing:

6.1	Financial Statements. The Company shall cause to be delivered to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (for prompt distribution by the Administrative Agent to the Lenders):

(a)	as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and changes in cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than qualifications related to the incorporation of reports by other independent certified public accountants), by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders; and

(b)	as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Official as being fairly stated in all material respects when considered in relation to the consolidated financial position of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

all such financial statements to be prepared in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2	Certificates; Other Information. The Company shall cause to be delivered to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (for prompt distribution by the Administrative Agent to the Lenders):

(a)	concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b)	concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a Compliance Certificate executed by a Responsible Official, stating that, to the best of such officer’s knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes to be observed, performed or satisfied by it (and containing calculations demonstrating compliance with Sections 7.1 through 7.6 and such other financial information as requested by the Administrative Agent), and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(c)	not later than 90 days after the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding two fiscal years and the projected consolidated balance sheet of the Company and its Subsidiaries as at the end of such succeeding fiscal years, such projections to be accompanied by a certificate of a Responsible Official to the effect that while such officer has no reason to believe such projections are incorrect or misleading in any material respect, such projections are based upon assumptions that may not materialize or may change adversely due to factors related to the Company’s business or industry, and unanticipated events and circumstances may occur subsequent to the date of such projections, such that the actual results achieved may vary from such projections, and such variations may be material, and that the Company is under no obligation to update such projections;

(d)	promptly upon their becoming available, but in any event no later than 10 days after the same are sent, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, or by any Restricted Subsidiary of the Company to its stockholders (other than the Company or any Subsidiary of the Company), of all regular and periodic reports and all registration statements (excluding exhibits thereto and Registration Statements on Form S-8) and prospectuses, if any, filed by the Company or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any successor or analogous Governmental Authority; and all press releases and other statements made available generally by the Company or any of its Restricted Subsidiaries to the public concerning material developments in the business of the Company and any of its Restricted Subsidiaries;

(e)	promptly, such additional financial and other information as any Lender may from time to time reasonably request;

(f)	as soon as practicable, but in no event later than 45 days after the end of each fiscal quarter, a Borrowing Base Certificate certifying in reasonable detail the Borrowing Base as of the last day of such fiscal quarter, which certificate shall be complete and correct as of the date thereof; and

(g)	concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), the financial information set forth on Schedule 6.2(g) hereto.

6.3	Payment of Obligations. The Company and each Restricted Subsidiary will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all obligations of whatever nature which if not so paid could reasonably be expected to have a Material Adverse Effect, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case maybe.

6.4	Conduct of Business and Maintenance of Existence. The Company and the Restricted Subsidiaries, taken as a whole, will at all times remain principally engaged in the business currently being conducted by the Company and the Restricted Subsidiaries, and in all respects material to the business of the Company and the Restricted Subsidiaries taken as a whole, the Company shall, and will cause each of the Restricted Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises required for the normal conduct of such business, except

(a)	as otherwise permitted pursuant to Section 7.10 and

(b)	the Company shall not be required to preserve any such right, privilege or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

The Company shall, and will cause each Restricted Subsidiary to, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.5	Maintenance of Property; Insurance.

(a)	The Company and each Restricted Subsidiary will keep in all material respects all property useful and necessary in its business in good working order and condition (provided, however, that nothing in this Section 6.5 shall prevent the Company from discontinuing the operation or maintenance, or both the operation and maintenance, of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and could not reasonably be expected to have a Material Adverse Effect).

(b)	The Company and each Restricted Subsidiary will maintain insurance for their respective properties assets and businesses,

(1)	with financially sound and reputable insurance companies or associations, and

(2)	of such types (including insurance against theft and fraud and against loss or damage by fire, flood, explosion or hazard of or to property and general public liability insurance),

in such amounts and with such deductibles, covering such casualties and contingencies and otherwise on such terms as those usually carried by companies of established reputations engaged in similar businesses and owning similar properties and assets in the same general areas in which the Company or its applicable Subsidiary operates or as may otherwise be required by applicable Requirements of Law. The Company shall furnish to each Lender, upon written request, reasonable information as to the insurance carried.

6.6	Inspection of Property; Books and Records; Discussions. The Company and each Restricted Subsidiary will in all material respects keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender, at such Lender’s expense, to visit and inspect as reasonably requested any of its properties and the properties of the real estate joint ventures in which the Company or any Subsidiary within the Homebuilding Segment participates or manages and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries and such real estate joint ventures in which the Company or any Subsidiary within the Homebuilding Segment participates or manages, as reasonably requested with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

6.7	Notices. The Company will promptly give notice to the Administrative Agent and each Lender of:

(a)	the occurrence of any Default or Event of Default;

(b)	any

(1)	default or event of default under any Contractual Obligation of the Company or any of its Restricted Subsidiaries or

(2)	litigation, investigation or, proceeding which may exist at any time between the Company or any of its Restricted Subsidiaries and any Governmental Authority,

which, in either case, reasonably could be expected to have a Material Adverse Effect;

(c)	any litigation or proceeding affecting the Company or any of its Restricted Subsidiaries

(1)	in which the amount involved and not covered by insurance is $10,000,000 or more or

(2)	in which injunctive or similar relief is sought

which reasonably could be expected to have a Material Adverse Effect;

(d)	the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:

(1)	the occurrence of any Reportable Event with respect to any Plan which must be reported to the applicable governmental authorities, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan; or

(2)	the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

(e)	any event or occurrence which has a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Official setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

6.8	Environmental Laws.

(a)	The Company, each Restricted Subsidiary and each joint venture in which the Company or any Restricted Subsidiary participates or manages will comply and insure compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply in all material respects with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)	The Company, each Restricted Subsidiary and each such joint venture will conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

(c)	The Company will defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with, any Environmental Laws, or any orders, requirements or demand of Governmental Authorities related thereto, including reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements contained in this clause (c) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder or under any other Loan Document.

6.9	Guarantees from Future Subsidiaries. The Company will promptly secure the execution and delivery of the Guaranty to the Administrative Agent on behalf of the Lenders from each Subsidiary, whether now existing or formed and organized after the date hereof, if such Subsidiary

(a)	is included in the Homebuilding Segment and

(b)	either

(1)	has assets with an aggregate book value equal to or greater than $10,000,000, or

(2)	has assets with an aggregate book value of less than $10,000,000 and the aggregate book value of the assets of all Subsidiaries of the Company in the

Homebuilding Segment which individually have assets with an aggregate book value of less than $10,000,000 each and which has not provided a Guaranty then exceeds $15,000,000.

Each such Subsidiary which hereafter meets the criteria set forth in the preceding sentence shall execute and deliver a counterpart of the Guaranty within 30 days after it meets such criteria. Concurrently with the execution and delivery by such a Subsidiary of a counterpart of the Guaranty, the Company will deliver to the Administrative Agent such legal opinions and evidence of corporate action and authority in respect thereof as shall be reasonably requested by the Administrative Agent.

ARTICLE VII
NEGATIVE COVENANTS OF THE COMPANY

     As long as any Note remains unpaid or any other Obligation remains outstanding or any Commitment or any Letter of Credit remains in effect, unless the Required Lenders otherwise consent in writing:

7.1	Consolidated Tangible Net Worth. The Company shall not permit its Consolidated Tangible Net Worth at any time to be less than the sum of

(a)	$435,742,000, plus

(b)	50% of the Consolidated Net Income (without deduction for losses sustained during any fiscal quarter) of the Company for each fiscal quarter subsequent to the fiscal quarter ended December 31, 2001, plus

(c)	90% of the net proceeds from any equity offerings of the Company from and after December 31, 2001.

7.2	Leverage Ratio. The Company shall not permit the Leverage Ratio at any time to exceed 2.50:1.

7.3	Minimum Fixed Charge Coverage. The Company shall not permit the ratio of

(a)	EBITDA to

(b)	Fixed Charges,

for any period consisting of the preceding 4 fiscal quarters, to be less than 1.75:1 at any time.

7.4	Senior Permitted Debt Not to Exceed Borrowing Base. The Company shall not permit the Senior Permitted Debt of the Homebuilding Segment to at any time exceed the Borrowing Base.

7.5	Limitation on Land Inventory. The Company shall not permit:

(a)	the ratio of

(1)	the sum of the GAAP Value of

(A)	Unsold Finished Lots,

(B)	Unsold Land Under Development, and

(C)	Unsold Raw Land of the Homebuilding Segment on a combined basis to

(2)	Adjusted Consolidated Tangible Net Worth

at any time to exceed 1.50:1; or

(b)	the ratio of

(1)	the book value of Unsold Raw Land of the Homebuilding Segment on a combined basis to

(2)	Adjusted Consolidated Tangible Net Worth

at any time to exceed 0.20:1.

7.6	Limitation on Housing Inventory. The Company shall not permit the aggregate unit number of Unsold Housing Inventory of the Homebuilding Segment on a combined basis at any time to exceed the greater of:

(a)	50% of homes delivered by the Homebuilding Segment during the immediately preceding 12 months; or

(b)	70% of the homes delivered by the Homebuilding Segment during the immediately preceding 6 months.

7.7	Limitation on Indebtedness. Neither the Company nor any Restricted Subsidiary will create, incur, assume or suffer to exist any Indebtedness, except:

(a)	Indebtedness in respect of the Loans, the Notes, and the other Obligations;

(b)	Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary, provided, in each case, that such Indebtedness be permitted as an Investment pursuant to Section 7.13;

(c)	Indebtedness of the Company or any of its Subsidiaries in respect of purchase money mortgage financing for Real Estate Inventory (including financing for the construction and development of Real Estate Inventory), provided that the holder of such Indebtedness shall have no recourse against the Company or any Subsidiary in respect of such Indebtedness, such recourse being limited solely to the assets financed with the proceeds of such Indebtedness;

(d)	Subordinated Debt;

(e)	Indebtedness constituting, or constituting the primary obligations guaranteed by, the Guarantee Obligations permitted pursuant to clauses (a), (b) or (c) of Section 7.9;

(f)	Indebtedness of the Company or any other entity in the Homebuilding Segment in the form of reimbursement obligations in respect of Third Party L/Cs, provided that:

(1)	the aggregate maximum face amount of all such Third Party L/Cs outstanding at any one time may not exceed $40,000,000; and

(2)	all such Third Party L/Cs are Performance L/Cs or Financial L/Cs.

(g)	Indebtedness of a corporation which becomes a Subsidiary or which is merged into the Company or any Subsidiary after the date hereof, provided that

(1)	such Indebtedness existed at the time such corporation became a Subsidiary or was so merged and was not created in anticipation thereof and

(2)	immediately after giving effect to the acquisition of such corporation by the Company no Default or Event of Default shall have occurred and be continuing;

(h)	refinancing of existing Indebtedness of the Company or any Restricted Subsidiary or other Indebtedness permitted under this Section 7.7 on terms and conditions not resulting in an Event of Default or Default hereunder, provided that the provisions of the applicable clause (other than this clause (h)) of this Section 7.7 under which such Indebtedness is permitted are satisfied after giving effect thereto, and provided further, that if such Indebtedness is permitted under clause (n) of this Section 7.7, the new terms and conditions of such Indebtedness (other than the interest rate) are no less favorable to the Company than those of the Indebtedness being refinanced;

(i)	additional Indebtedness of the Company or any of its Subsidiaries in the Homebuilding Segment (other than the Indebtedness described in the clauses of this Section 7.7 other than this clause (i))

(1)	having restrictive covenants no more restrictive or less favorable to the Company than the terms and provisions hereof, or, if such restrictive covenants are more restrictive or less favorable to the Company (such covenants, the “More Restrictive Covenants”) than the terms and provisions hereof, then the Lenders shall be entitled to the benefit of the More Restrictive Covenants pursuant to an amendment to this Agreement,

(2)	having a final maturity of greater than one year from the date of incurrence of such Indebtedness, and

(3)	having no revolving credit or other provisions for short-term repayment and reborrowing, provided that no more than an aggregate of $50,000,000 in principal of such Indebtedness matures prior to the Maturity Date;

(j)	Indebtedness of any entity within the Ryland Financial Division so long as there is no recourse in respect thereof to the Company or any entity in the Homebuilding Segment or so long as any such recourse to the Company or any entity within the Homebuilding Segment is permitted pursuant to Section 7.9;

(k)	Indebtedness of the Company and any of its Subsidiaries incurred to finance the acquisition or construction of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), provided that such Indebtedness shall be secured solely by the assets financed with the proceeds of such Indebtedness;

(l)	Indebtedness of the Company or any other entity in the Homebuilding Segment in the form of reimbursement obligations in respect of completion bonds issued for the account of the Company or such other entity in the ordinary course of business of the Homebuilding Segment in respect of construction projects undertaken by it;

(m)	Indebtedness of the Company or any other entity in the Homebuilding Segment in the form of reimbursement obligations in respect of letters of credit issued for the account of the Company or such other entity for the benefit of employee benefit or employee insurance programs of the Company or any of its Subsidiaries;

(n)	Specified Debt; and

(o)	obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Hedge Agreement, provided that:

(1)	such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and

(2)	such Hedge Agreement does not contain any provision exonerating the non-defaulting party (unless the non-defaulting party is the Company or a Subsidiary) from its obligation to make payments on outstanding transactions to the defaulting party.

7.8	Limitation on Liens. Neither the Company nor any Restricted Subsidiary will create, incur, assume or suffer to exist any Lien of any nature upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)	Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d)	deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)	easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

(f)	Liens securing Indebtedness of the Company and its Subsidiaries permitted by Section 7.7(c) or 7.7(k) incurred to finance the acquisition, construction or development of Real Estate Inventory or the construction or acquisition of fixed or capital assets or a refinancing thereof, provided that

(1)	such Liens shall be created within 180 days after

(A)	the acquisition of such Real Estate Inventory or

(B)	the acquisition or completion of construction of fixed or capital assets

(or, in the case of a refinancing pursuant to Section 7.7(h), such Liens shall be renewals or replacements of Liens created within such 180 day time period) and

(2)	such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

(g)	Liens on the property or assets of a corporation which becomes a Subsidiary or which is merged into the Company or a Subsidiary after the date hereof securing Indebtedness permitted by Section 7.7(g) (or Section 7.7(h) in respect of such Indebtedness), provided that

(1)	such Liens existed at the time such corporation became a Subsidiary or was so merged and were not created in anticipation thereof,

(2)	any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary or is so merged, and

(3)	the amount of Indebtedness secured thereby is not increased;

(h)	Liens on assets of the Financial Services Segment securing Indebtedness of the Financial Services Segment permitted by Section 7.7(e) or 7.7(j); and

(i)	judgment and other similar Liens arising in connection with court proceedings, provided that

(1)	the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings and

(2)	no Default or Event of Default shall have occurred and be continuing.

7.9	Limitation on Guarantee Obligations. Neither the Company nor any Restricted Subsidiary will create, incur, assume or suffer to exist any Guarantee Obligation except:

(a)	the Company and other entities within the Homebuilding Segment may incur Guarantee Obligations for the benefit of the Ryland Financial Division;

(b)	the entities within the Financial Services Segment may incur other Guarantee Obligations;

(c)	the Company and other entities within the Homebuilding Segment may incur Guarantee Obligations in respect of letters of credit and completion bonds permitted pursuant to clauses (l) or (m) of Section 7.7;

(d)	Subsidiaries of the Company may incur Guarantee Obligations in respect of the Specified Debt, provided that simultaneously with the execution and delivery of any guaranty in respect thereof by any Subsidiary, such Subsidiary shall execute and deliver a substantially identical guaranty in respect of all obligations of the Company under this Agreement and the other Loan Documents; and

(e)	the Company may incur Guarantee Obligations for the benefit of Subsidiaries, Consolidated Joint Ventures and other joint ventures in each case in the Homebuilding Segment.

7.10	Limitations of Fundamental Changes. Neither the Company nor any Restricted Subsidiary will enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a)	any Restricted Subsidiary of the Company may be merged or consolidated with or into the Company, provided that the Company shall be the continuing or surviving corporation, or with or into any one or more wholly-owned Restricted Subsidiaries of the Company, provided that the wholly owned Restricted Subsidiary or Subsidiaries shall be the continuing or surviving corporation;

(b)	any wholly-owned Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly-owned Restricted Subsidiary of the Company;

(c)	the Company or any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets to the Company or any Restricted Subsidiary of the Company, whether existing on or created after the date of this Agreement, provided that if the transferor is the Company or a Guarantor, the transferee shall be the Company or a Guarantor; and

(d)	sales, conveyances, leases, assignments, transfers or other dispositions of property, business or assets permitted under Section 7.11.

7.11	Limitation on Sales of Assets. Neither the Company nor any Restricted Subsidiary will convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including stock of Subsidiaries, receivables and leasehold interests and, with respect to the Financial Services Segment, its loan servicing portfolios), whether now owned or hereafter acquired, except:

(a)	obsolete or worn out property disposed of in the ordinary course of business;

(b)	the sale of inventory in the ordinary course of business, including sale-leasebacks of model homes;

(c)	the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(d)	the sale or discount without recourse of mortgage loan receivables;

(e)	the sale by the Financial Services Segment of its rights under loan servicing portfolios;

(f)	as permitted by Section 7.10 (other than pursuant to clause (d) thereof);

(g)	the sale of mortgages and mortgage-backed or other securities by the Financial Services Segment;

(h)	the sale, transfer or other disposition of any stock, property or assets of the Limited-Purpose Subsidiaries;

(i)	the sale, transfer or other disposition of Cash Equivalents; and

(j)	any other sale or disposition of property or assets (including stock or assets of Subsidiaries), provided that the aggregate book value of all assets so sold or disposed of pursuant to this clause (j) in any period of 12 consecutive months shall not exceed 10% of the book value of the consolidated total assets of the Company (excluding the assets of the Limited Purpose Subsidiaries) as at the beginning of such 12 month period.

7.12	Limitation on Dividends. The Company will not declare or pay any dividend (other than dividends payable solely in Common Stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called “Restricted Payments”), except that the Company may make any Restricted Payment so long as, after giving effect thereto, no Default or Event of Default will be in existence.

7.13	Limitation on Investments. Neither the Company nor any Restricted Subsidiary will make any Investments, except:

(a)	extensions of trade credit and other payables in the ordinary course of business and extensions of non-material advances for Improvements to property not then owned by the Company in the ordinary course of business provided that the Company shall give notice to the Lenders of any such non-material advances aggregating in excess of $20,000,000 in any fiscal quarter;

(b)	Investments in Cash Equivalents;

(c)	acquisitions by the Company or any of its Restricted Subsidiaries within the Homebuilding Segment of assets constituting a business unit or the capital stock of any Person, provided that such business unit or Person is engaged in the same general type of business as conducted by the Company or one of its Restricted Subsidiaries and provided, further, that before any such acquisition and after giving effect thereto, no Default or Event of Default shall be in existence and the Company shall, at its sole expense, have delivered to the Administrative Agent not less than 10 days prior to the date of such acquisition a certificate to such effect, in form and substance satisfactory to the Administrative Agent, signed by a Responsible Official;

(d)	acquisitions by the Company or any of its Restricted Subsidiaries other than acquisitions permitted under clauses (c) or (h) of this Section 7.13 of, or investments in, assets constituting a business unit or the capital stock of any Person; provided, that the aggregate amount of consideration paid by the Company and its Restricted Subsidiaries for all such acquisitions of assets or capital stock (including as a part of such consideration any Indebtedness assumed as a part thereof) does not exceed an aggregate amount equal to $25,000,000; and provided, further, that after giving effect thereto, no Default or Event of Default shall be in existence;

(e)	Investments by the Company or any of its Subsidiaries within the Homebuilding Segment in joint ventures in an aggregate amount for all such Investments not exceeding at any date an amount equal to the greater of

(1)	20% of the Company’s Consolidated Tangible Net Worth less the aggregate amount of Investments (if any) by the Company or any of its Subsidiaries within the Homebuilding Segment in joint ventures which are in default in the payment of principal of or interest on non-recourse Indebtedness or in the observance or performance of any other agreement or condition relating to such non-recourse Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default in observance or performance is to cause, or permit the holder or holders of such non-recourse Indebtedness to cause, with the giving of notice if required, such non-recourse Indebtedness to become due prior to its stated maturity, or

(2)	$75,000,000;

(f)	Investments by the Company in any Subsidiary within the Homebuilding Segment or by any Subsidiary within the Homebuilding Segment in the Company or in any other Subsidiary within the Homebuilding Segment;

(g)	Investments by the Company or any other entity within the Homebuilding Segment in the Financial Services Segment, so long as the aggregate amount of such Investments shall not at any time exceed the greater of:

(1)	$50,000,000; or

(2)	10% of Consolidated Tangible Net Worth;

provided, that the limits set forth above will not apply following termination of the Countrywide Loan Purchase Agreement (or any successor agreement thereto) until the first to occur of:

(A)	90 days following the date such termination becomes effective; or

(B)	the date upon which Ryland Mortgage Company enters into a successor agreement;

(h)	Investments by entities within the Financial Services Segment in any Person and acquisitions of assets constituting a business unit or the capital stock of any Person by entities within the Financial Services Segment;

(i)	loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business; and

(j)	other loans and advances to employees of the Company in connection with incentive or stock purchase plans or arrangements in an aggregate amount not to exceed $3,000,000 at any time outstanding.

7.14	Limitation on Optional Payments and Modification of Debt Instruments.

(a)	Neither the Company nor any Restricted Subsidiary will

(1)	make any optional payment or prepayment on or redemption of any Subordinated Debt or

(2)	amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms (including the subordination terms) of any Subordinated Debt (other than any such amendment, modification or change in form reasonably satisfactory to the Required Lenders), provided that so long as no Default is in existence or would result therefrom, the Company may prepay Subordinated Debt

(A)	to the extent that the aggregate face amount of the Subordinated Debt so prepaid after the date of this Agreement does not exceed $25,000,000, or

(B)	with the proceeds of other Subordinated Debt.

(b)	No Restricted Subsidiary within the Financial Services Segment will amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any debt instrument to which it is a party the effect of which would be to:

(1)	impose restrictions on the payment of dividends, directly or indirectly, to or for the benefit of the Company which would limit such dividends to an aggregate amount for all Restricted Subsidiaries in the Financial Services Segment in any fiscal year which is less than the Combined Net Income of the Financial Services Segment for the current fiscal year; or

(2)	impose restrictions on the making by such Restricted Subsidiaries of Credit Advances, directly or indirectly, to or for the benefit of the Company which would limit such Credit Advances to an aggregate amount for all Restricted Subsidiaries in the Financial Services Segment which is less than $25,000,000 at any time outstanding, provided that provisions which by their terms would impose such restrictions only in the event of a default under such debt instrument and solely as a result of such default shall not be deemed to be included in the restrictions described in the foregoing clauses (1) or (2).

7.15	Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary will enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, or is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

7.16	Fiscal Year. The Company will not permit the fiscal year of the Company to end on a day other than December 31.

7.17	Compliance with ERISA. Neither the Company nor any Restricted Subsidiary will:

(a)	terminate any Plan so as to result in any material liability to the PBGC;

(b)	engage in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) involving any Plan which would result in a material liability for an excise tax or civil penalty in connection therewith;

(c)	incur or suffer to exist any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, involving any Plan; or

(d)	allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to the PBGC by reason of termination of any such Plan.

7.18	Preferred Stock. The Company will not permit any Restricted Subsidiary within the Homebuilding Segment to issue preferred stock to any Person other than the Company.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

8.1	Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)	The Company shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Note, or any other amount payable hereunder, within 2 days (or 15 days in the case of the Letter of Credit Fees or the Issuance Fees or 5 days in the case of any other fee) after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)	Any representation or warranty made or deemed made by the Company or any Guarantor herein or in any other Loan Document or which is contained in any certificate or document furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)	The Company shall default in the observance or performance of any agreement contained in Article VII (other than the Sections 7.5 and 7.6); or

(d)	The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied:

(1)	for a period of 90 days in the case of Section 7.5 or 7.6, or

(2)	for a period of 30 days in the case of any other provision; or

(e)	The Company or any of its Restricted Subsidiaries shall:

(1)	default in any payment of principal of or interest on any Indebtedness having an aggregate principal balance of $10,000,000 or more (other than the Notes) or in the payment of any Guarantee Obligation of $10,000,000 or more in the aggregate, beyond the period of grace (not to exceed 15 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or

(2)	default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or such Guarantee Obligation to become payable, provided that the failure by Ryland Mortgage Company or any of its Subsidiaries to pay any such Indebtedness or Guarantee Obligation in the form of reimbursement obligations in respect of letters of credit issued for the account of Ryland Mortgage Company or any of its Subsidiaries backing obligations under master servicing agreements shall not constitute an Event of Default under this clause (e) until the date which is 90 days after the date on which such reimbursement obligations become due and payable; or

(f)	Any one or more of the following occurs:

	(1)	the Company or any of its Restricted Subsidiaries shall commence any case, proceeding or other action

		(A)	under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or

		(B)	seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or

	(2)	there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which

		(A)	results in the entry of an order for relief or any such adjudication or appointment or

		(B)	remains undismissed, undischarged or unbonded for a period of 60 days; or

	(3)	there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

	(4)	the Company or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2), or (3) above; or

	(5)	the Company or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

	(g)	Any one or more of the following occurs:

		(1)	Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; or

		(2)	any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity; or

		(3)	a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA; or

		(4)	any Single Employer Plan shall terminate for purposes of Title IV of ERISA; or

		(5)	the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or

		(6)	any other event or condition shall occur or exist with respect to a Plan;

and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

	(h)	One or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

	(i)	A Designated Event shall occur; or

	(j)	The Company shall cease to own, directly or indirectly and free and clear of any Lien, 100% of the issued and outstanding capital stock of Ryland Homes of California, Inc. and Ryland Mortgage Company; or

	(k)	The Guaranty shall cease, for any reason, to be in full force and effect, or the Company or any Guarantor shall so assert in writing.

8.2	Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

	(a)	declare the obligation of each Lender to make Loans and the obligation of the L/C Issuers to issue Letters of Credit to be terminated, whereupon such obligations shall be terminated;

	(b)	declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be due and payable forthwith, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

	(c)	exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in clause (1) or (2) of Section 8.1(f), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender. Upon the occurrence of any Event of Default, the Company shall immediately pay to the Administrative Agent, for the benefit of the Lenders, an amount (the “L/C Obligations Amount”) equal to the aggregate outstanding L/C Obligations; and upon receipt of the payment of the L/C Obligations Amount, the Administrative Agent shall deposit such funds in an interest-bearing cash account (the “Cash Account”) in the name of the Company maintained with the Administrative Agent as to which the Company shall have no right of withdrawal except as provided below. The Company hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in the Cash Account and all balances therein and all proceeds thereof. The Company hereby irrevocably authorizes and directs the Administrative Agent to apply amounts on deposit in the Cash Account against draws on the outstanding Letters of Credit as such draws are made. Upon expiration of all Letters of Credit and payment in full of all draws thereunder and all outstanding Loans and other Obligations, the amounts then on deposit in the Cash Account and any interest accrued thereon shall then be returned to the Company (to the extent any funds remain in the Cash Account after application of such funds as provided above.)

8.3	Rights Not Exclusive. The rights and remedies of the Administrative Agent and Lenders provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE IX
THE ADMINISTRATIVE AGENT

9.1	Appointment and Authorization of Administrative Agent.

	(a)	Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

	(b)	The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities

(1) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and

(2) as additionally provided herein with respect to the L/C Issuer.

9.2	Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.3	Liability of Administrative Agent. No Agent-Related Person shall:

	(a)	be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or

	(b)	be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.4	Reliance by Administrative Agent.

	(a)	The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

	(b)	For purposes of determining compliance with the conditions specified in Article IV, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.5	Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

9.6	Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.7	Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent resulting from such Agent-Related Person’s own gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive termination of the Aggregate Commitment, the payment of all other Obligations and the resignation of the Administrative Agent.

9.8	Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. Each Lender acknowledges that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledges that the Administrative Agent shall be under no obligation to provide such information to it. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

9.9	Successor Administrative Agent; Resignation as Swing Line Lender. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as Swing Line Lender, such resignation shall also constitute its resignation as Administrative Agent. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms “Administrative Agent,” “L/C Issuer” and “Swing Line Lender” shall mean such successor administrative agent, Letter of Credit issuer and swing line bank, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer’s and Swing Line Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the

Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.10	Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.9, Article III and Sections 10.4 and 10.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.9, Article III and Sections 10.4 and 10.5.

9.11	Other Agents, Arrangers and Managers. None of the Lenders or other Persons identified on the face page, the first page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “managing agent,” “sole book manager” or “sole lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Notwithstanding anything contained herein which may be construed to the contrary, none of such Lenders or other Persons shall exercise any of the rights or have any of the responsibilities of the Administrative Agent hereunder, or any other rights or responsibilities other than their respective rights and responsibilities as Lenders hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.12	Performance by the Administrative Agent. In the event that the Company shall default in or fail to perform any of its obligations under the Loan Documents, which default is not cured within any applicable cure period, the Administrative Agent shall have the right, but not the duty, without limitation upon any of the Administrative Agent’s or the Lenders rights pursuant thereto, to perform the same, and the Company agrees to pay to the Administrative Agent within 5 Banking Days after demand, all reasonable costs and expenses incurred by the

Administrative Agent in connection therewith, including reasonable Attorney Costs, together with interest thereon from the date which is 5 Banking Days after demand until paid at a rate per annum equal to the Base Rate plus 2%.

9.13	Actions. The Administrative Agent shall have the right to commence, appear in, and defend any action or proceeding purporting to affect the rights or duties of the Lenders hereunder or the payment of any funds, and in connection therewith the Administrative Agent may pay necessary expenses, employ counsel, and pay Attorney Costs. The Company agrees to pay to the Administrative Agent, within 5 Banking Days after demand, all reasonable costs and expenses incurred by the Administrative Agent in connection therewith, including reasonable Attorney Costs, together with interest thereon from the date which is 5 Banking Days after demand until paid at a rate per annum equal to the Base Rate plus 2%.

ARTICLE X
MISCELLANEOUS

10.1	Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Administrative Agent, do any of the following:

	(a)	increase or extend the Commitment of any Lender, unless such Lender has consented thereto in writing;

	(b)	postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

	(c)	reduce the principal of, or the rate of interest specified herein on, any Loan, the amount of the L/C Obligations, or any fees or other amounts payable hereunder or under any other Loan Document;

	(d)	change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

	(e)	amend the percentages set forth in Section 2.5(b) used in the calculation of the Borrowing Base;

	(f)	amend the provisions of Section 2.8;

	(g)	amend the definition of Required Lenders;

	(h)	amend this Section or any provision herein providing for consent or other action by all Lenders;

	(i)	discharge any Guarantor; or

	(j)	amend, or perform any act pursuant to, any provision herein expressly requiring the consent of each Lender;

provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and provided, further, that no amendment or waiver with respect to a Letter of Credit shall be effected without the consent of the relevant L/C Issuer. Each Lender shall bear its Pro Rata Share of all costs and expenses incurred in any amendment, waiver or consent pursuant to this Agreement not reimbursed by the Company. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.2	Notices and Other Communications; Facsimile Copies.

	(a)	Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to clause (e) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

		(1)	if to the Company, the Administrative Agent or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

		(2)	if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company and the Administrative Agent.

	(b)	All such notices and other communications shall be deemed to be given or made upon the earlier to occur of :

		(1)	actual receipt by the relevant party hereto; and

		(2)	as applicable:

			(A)	if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto;

			(B)	if delivered by mail, 4 Banking Days after deposit in the mails, postage prepaid;

			(C)	if delivered by facsimile, when sent and receipt has been confirmed by telephone; and

			(D)	if delivered by electronic mail (which form of delivery is subject to the provisions of clause (e) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person.

	(c)	In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

	(d)	Loan Documents may be transmitted or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

	(e)	Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Sections 6.1 and 6.2, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

	(f)	The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan requests and Swing Line Advance requests) purportedly given by or on behalf of the Company even if

(1) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or

(2) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.3	No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

10.4	Attorney Costs, Expenses and Taxes. The Company agrees:

	(a)	to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs;

	(b)	to pay or reimburse each Lender for all reasonable costs and expenses incurred in connection with any future amendment or waiver, provided that with respect to assignments or participations, the only amount payable by the Company will be the processing fee owing pursuant to Section 10.8; and

	(c)	to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.

The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.4 shall be payable within 10 Banking Days after demand therefor. Any amount payable to the Administrative Agent and the Lenders under this Section 10.4 shall, from the date of demand for payment, and any other amount payable to the Administrative Agent under the Loan Documents which is not paid when due or within any applicable grace period shall, thereafter, bear interest at the rate in effect under each Note with respect to Base Rate Loans. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

10.5	Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with

	(a)	the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby,

	(b)	any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

	(c)	any actual or alleged presence or release of Materials of Environmental Concern on or from any property currently or formerly owned or operated by the Company, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Company, any Subsidiary or any other Loan Party, or

	(d)	any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.5 shall be payable within 10 Banking Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.

10.6	Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then

(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and

(b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.7	Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or transfer any of its rights or obligations under this Agreement except in accordance with Section 10.8. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.8(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.8	Assignments, Participations, Etc.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except

	(1)	to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,

	(2)	by way of participation in accordance with the provisions of subsection (d) of this Section, or

	(3)	by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section.

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)	Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Advances) at the time owing to it); provided that:

	(1)	each Lender (including each Eligible Assignee) must retain a Commitment of not less than $5,000,000 after giving effect to such assignment unless its Commitment has been reduced to zero by such assignment;

	(2)	except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if the “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents;

	(3)	each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (3) shall not apply to rights in respect of Swing Line Advances in the case of an assignment by a Lender that is also the Swing Line Lender;

	(4)	any assignment of a Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

	(5)	the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.7, 3.9, 3.10, 10.4 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c)	The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)	Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries ) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans (including such Lender’s participations in L/C Obligations or Swing Line Advances) owing to it); provided that:

	(1)	such Lender’s obligations under this Agreement shall remain unchanged;

	(2)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and

	(3)	the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b) or (c) of the first proviso to Section 10.1 that directly affects such Participant. Subject to clause (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.7, 3.9 and 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.10 as though it were a Lender, provided such Participant agrees to be subject to Section 2.8 as though it were a Lender.

(e)	A Participant shall not be entitled to receive any greater payment under Sections 3.7 or 3.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 10.14 as though it were a Lender.

(f)	Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)	Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to clause (b) of this Section, Bank of America may do one or both of the following:

(1) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer; or

(2) upon 30 days’ notice to the Company, resign as Swing Line Lender.

In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company may appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.9(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Advances made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to fund risk participations in outstanding Swing Line Advances pursuant to Section 2.1(h)(3).

10.9	Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:

	(a)	to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

	(b)	to the extent requested by any regulatory authority;

	(c)	to the extent required by applicable laws or regulations or by any subpoena or similar legal process;

	(d)	to any other party to this Agreement;

	(e)	in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;

	(f)	subject to an agreement containing provisions substantially the same as those of this Section, to

(1) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or

(2) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties;

	(g)	with the consent of the Company;

	(h)	to the extent such Information

(1) becomes publicly available other than as a result of a breach of this Section or

(2) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company; or

	(i)	to the National Association of Insurance Commissioners or any other similar organization.

In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans. For the purposes of this Section,

“Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.10	Set-off. In addition to any rights and remedies of the Lenders provided by Law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding the Company’s customer trust accounts) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.11	Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.12	Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan or issuance of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.13	Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable,

(a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and

	(b)	the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.14	Tax Forms.

	(a)	Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall:

		(1)	promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company pursuant to this Agreement;

		(2)	promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction; and

		(3)	take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

	(b)	Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion):

(1) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax; and

(2) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(c)	The Company shall not be required to pay any additional amount to any Foreign Lender under Section 3.7:

(1) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.14; or

(2) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.14;

provided that if such Lender shall have satisfied the requirement of this Section 10.14 on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.14 shall relieve the Company of its obligation to pay any amounts pursuant to Section 3.7 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(d)	The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Company is not required to pay additional amounts under this Section 10.14.

(e)	Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(f)	If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative

Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

10.15	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.16	No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

10.17	Section Headings. Section headings in this Agreement and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

10.18	Further Acts by the Company. The Company agrees, at its own expense, to do such acts and execute and deliver such documents as any Lender, acting through the Administrative Agent, from time to time reasonably requires for the purpose of carrying out the intention or facilitating the performance of the terms hereof.

10.19	Time of the Essence. Time is of the essence of the Loan Documents.

10.20	GOVERNING LAW. THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

10.21	Submission to Jurisdiction. The Company hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for the recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois, and appellate courts therefrom;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth on Schedule 10.2 of this Agreement or at such other address as may be designated by it in a written notice to the Administrative Agent in accordance with Section 10.2(a); and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

10.22	WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

The Company:

THE RYLAND GROUP, INC., a Maryland corporation

By:	/s/ Cathey S. Lowe

Cathey S. Lowe, Vice President and Treasurer

[Printed Name and Title]

The Lenders:

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ Kelley Prentiss

Kelley Prentiss, Principal

[Printed Name and Title]

BANK ONE, NA, as Syndication Agent and as a Lender

By:	/s/ Mark Kramer

Mark Kramer, Director

[Printed Name and Title]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ Brian A. Phillips

Brian A. Phillips, Bank Officer

[Printed Name and Title]

GUARANTY BANK, as Documentation Agent and as a Lender

By:	/s/ Amy W. Satsky

Amy W. Satsky, Vice-President

[Printed Name and Title]

SUNTRUST BANK, as Managing Agent and as a Lender

By:	/s/ W. John Wendler

W. John Wendler, Director

[Printed Name and Title]

ALLFIRST BANK, as a Lender

By:	/s/ Jennifer G. Erickson

Jennifer G. Erickson, Vice President

[Printed Name and Title]

AMSOUTH BANK, as a Lender

By:	/s/ Ronny Hudspeth

Ronny Hudspeth, Sr. VP

[Printed Name and Title]

COMERICA BANK, as a Lender

By:	/s/ Sam F. Meehan

Sam F. Meehan, Assistant Vice President

[Printed Name and Title]

FIFTH THIRD BANK, as a Lender

By:	/s/ Jeffrey Assenmacher

Jeffrey Assenmacher, Large Corp. Officer

[Printed Name and Title]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Douglas G. Paul

Douglas G. Paul, Senior Vice President

[Printed Name and Title]

WASHINGTON MUTUAL BANK, FA as a Lender

By:	/s/ Kris W. Klinger, V.P

Kris W. Klinger, V.P.

[Printed Name and Title]

FIRST AMENDMENT AGREEMENT

This First Amendment Agreement dated as of September 29, 2002 (“Amendment”) is entered into with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent. Company and Administrative Agent, acting on behalf of the Lenders under the Credit Agreement, hereby agree to amend the Credit Agreement as follows:

1.	Definitions. Capitalized terms used herein but not defined are used with the meanings set forth for those terms in the Credit Agreement.

2.	Changes to Defined Terms. Section 1.1 of the Credit Agreement is hereby amended to delete definition of “L/C Fronting Fee” and replace it to read in full as follows and to add a definition of “L/C Fronting Fee Rate” to read in full as follows:

“L/C Fronting Fee” has the meaning set forth in Section 2.9(j).

“L/C Fronting Fee Rate” means 0.125% per annum computed on the average daily face amount of each Letter of Credit; provided, however, that a minimum fronting fee of $250 per annum is payable on each Letter of Credit.

3.	Amendment to Section 2.9(i) of the Credit Agreement. Section 2.9(i) of the Credit Agreement is hereby amended to read in full as follows:

Letter of Credit Fees. The Company agrees to pay to the Administrative Agent, for the account of each Lender in accordance with its Pro Rata Share, a fee (the “Letter of Credit Fee”) computed at the applicable L/C Fee Rate (calculated on the basis of a year of 360 days) on the average daily face amount of all Letters of Credit outstanding hereunder from time to time. The Letter of Credit Fee shall commence to accrue on the date of this Agreement and shall be payable in arrears on the first day of January, April, July and October of each year, beginning with the first of such dates to occur after the date of this Agreement, on the Maturity Date and upon payment in full of the Obligations. If there is any change in the L/C Fee Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the L/C Fee Rate separately for each period during such quarter that such L/C Fee Rate was in effect.

4.	Amendment to Section 2.9(j) of the Credit Agreement. Section 2.9(j) of the Credit Agreement is hereby amended to read in full as follows:

Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the Administrative Agent for the account of each L/C Issuer fronting fees computed at the L/C Fronting Fee Rate (calculated on the basis of a year of 360 days) on the average daily face amount of all Letters of Credit outstanding hereunder from time to time (the “L/C Fronting Fee”). The L/C Fronting Fee shall commence to accrue on the date of this Agreement (i.e., August 22, 2002). In addition, the Company shall pay directly to the Administrative Agent for the account of each L/C Issuer the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect, and all such fees shall be deemed fully earned by the L/C Issuer upon issuance of the relevant Letter of Credit and are nonrefundable. The Company shall pay all fees described in this clause (j) to the Administrative Agent in arrears on the first day of January, April, July and October of each year, beginning with the first of such dates to occur after the date of this Agreement, on the Maturity Date and upon payment in full of the Obligations.

5.	Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by Administrative Agent of written consents to the execution, delivery and performance hereof from all the Lenders under the Credit Agreement.

6.	Representation and Warranty. Company represents and warrants to Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing, and that each of the representations and warranties of Company set forth in the Credit Agreement (as updated from time to time in accordance with the terms of the Credit Agreement) is true and correct as of the date hereof (other than those which relate by their terms solely to another date).

7.	Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

8.	Acknowledgement. Upon receiving a fully executed counterpart of this Amendment, together with a fully executed Consent of Lender in the form attached hereto from each of the Lenders, Administrative Agent shall acknowledge receipt by delivering copies thereof to Company and each of the Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE RYLAND GROUP, INC., a Maryland corporation

By:	/s/ Cathey S. Lowe

Its:	Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelley Prentiss

Its:	Principal

CONSENT OF GUARANTORS

Reference is hereby made to the First Amendment Agreement (“Amendment”) dated as of September 29, 2002 and entered into with reference to that certain 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined in this Consent of Guarantors have the meanings given to them in the Credit Agreement.

Reference is also hereby made to the Continuing Guaranty dated as of August 22, 2002 and executed by the Guarantors party thereto (the “Guaranty”).

Each of the undersigned hereby consents to changes to the Credit Agreement contemplated by the Amendment. Each of the undersigned agrees that the execution of this Consent of Guarantors is not necessary for the continued validity and enforceability of the Guaranty, but is executed to induce Administrative Agent and the Lenders to agree to the Amendment.

Each of the undersigned represents and warrants to Administrative Agent and the Lenders that the Guaranty remains in full force and effect in accordance with its terms.

This Consent of Guarantors is dated as of the date of the Amendment.

THE RYLAND CORPORATION, a California corporation

By:	/s/ Cathey S. Lowe

Cathey S. Lowe, Vice President and Treasurer

[Printed Name and Title]

RYLAND HOMES OF CALIFORNIA, INC., a Delaware corporation

By:	/s/ Cathey S. Lowe

Cathey S. Lowe, Vice President and Treasurer

[Printed Name and Title]

[signatures continued on following page]

RYLAND COMMUNITIES, INC., a Florida corporation

By:	/s/ Cathey S. Lowe

Cathey S. Lowe, Vice President and Treasurer

[Printed Name and Title]

RH INVESTMENT OF INDIANA, INC., an Indiana corporation

By:	/s/ Cathey S. Lowe

Cathey S. Lowe, Vice President and Treasurer

[Printed Name and Title]

RYLAND HOMES INVESTMENT — TEXAS, INC., a Maryland corporation

By:	/s/ Cathey S. Lowe

Cathey S. Lowe, Vice President and Treasurer

[Printed Name and Title]

RYLAND VENTURES III, INC., a Maryland corporation

By:	/s/ Cathey S. Lowe

Cathey S. Lowe, Vice President and Treasurer

[Printed Name and Title]

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Bank of America, N.A.
[Typed/Printed Name of Lender]

By:	/s/ Kelley Prentiss

Title:	Principal

Date:	10/22/02

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Bank One, N.A.
[Typed/Printed Name of Lender]

By:	/s/ Mark Kramer

Title:	Director

Date:	10/18/02

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Wachovia Bank, N.A.
[Typed/Printed Name of Lender]

By:	/s/ Brian A. Phillips

Title:	Bank Officer

Date:	October 23, 2002

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Guaranty Bank
[Typed/Printed Name of Lender]

By:	/s/ Amy Satsky

Title:	Vice President

Date:	10-21-02

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

SunTrust Bank
[Typed/Printed Name of Lender]

By:	/s/ W. John Wendler

Title:	Director

Date:	October 21, 2002

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Allfirst Bank
[Typed/Printed Name of Lender]

By:	/s/ Jennifer G. Erickson

Title:	Vice President

Date:	October 18, 2002

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Amsouth Bank
[Typed/Printed Name of Lender]

By:	/s/ Ronny Hudspeth

Title:	Sr. VP

Date:	10-18-02

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Comerica Bank
[Typed/Printed Name of Lender]

By:	/s/ Sam F. Meehan

Title:	Vice President

Date:	10/31/02

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Fifth Third Bank
[Typed/Printed Name of Lender]

By:	/s/ Jeffrey Assenmacher

Title:	Large Corporate Officer

Date:	10/22/02

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

PNC Bank NA
[Typed/Printed Name of Lender]

By:	/s/ Douglas G. Paul

Title:	Senior Vice President

Date:	10/25/02

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the 2002 Revolving Credit Agreement dated as of August 22, 2002 (the “Credit Agreement”) by and among THE RYLAND GROUP, INC., a Maryland corporation (“Company”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Lender hereby consents to and approves of the execution, delivery and performance of the proposed First Amendment Agreement (the “Amendment”) to the Credit Agreement by Administrative Agent on behalf of the Lenders, in the form attached to this Consent of Lender. This Consent of Lender, when executed by the undersigned Lender, constitutes the undersigned Lender’s signature to the Amendment, as required by Section 10.1 of the Credit Agreement.

Washington Mutual Bank, FA
[Typed/Printed Name of Lender]

By:	/s/ Kris W. Klinger

Title:	Vice President

Date:	October 18, 2002